Exhibit 4.4

EXECUTION VERSION

AMENDED AND RESTATED AGENCY AGREEMENT

relating to

AMERICAN HONDA FINANCE CORPORATION

and

HONDA CANADA FINANCE INC.

U. S.$11,000,000,000

Euro Medium Term Note Programme

among

AMERICAN HONDA FINANCE CORPORATION

and

HONDA CANADA FINANCE INC.

as Issuers

and

THE BANK OF NEW YORK MELLON

as Agent and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Paying Agent and Registrar

Dated as of August 27, 2012

Alston + Bird LLP

90 Park Avenue

New York, NY 10016

TABLE OF CONTENTS

1.	Definitions and Interpretation	2
2.	Appointments of Agent, Paying Agents and Registrar	5
3.	Issue of Temporary Global Notes	7
4.	Determination of Exchange Date, Issue of Permanent Global Notes and Determination of Distribution Compliance Period	8
5.	Issue of Definitive Notes	10
6.	Terms of Issue	11
7.	Payments	12
8.	Determinations and Notifications in Respect of Notes and Interest Determination	14
9.	Notice of Any Withholding or Deduction	17
10.	Duties of the Agent and Registrar in Connection With Early Redemption	17
11.	Receipt and Publication of Notices	18
12.	Cancellation of Notes	19
13.	Issue of Replacement Notes; Further Issues	19
14.	Copies of Documents Available For Inspection	21
15.	Meetings of Noteholders	21
16.	Repayment By the Agent	22
17.	Conditions of Appointment	22
18.	Communication Between the Parties	23
19.	Changes in Agent and Paying Agents	24
20.	Merger and Consolidation	26
21.	Notification of Changes to Paying Agents and Registrar	27
22.	Change of Specified Office	27
23.	Notices	27
24.	Taxes And Stamp Duties	28
25.	Fees And Expenses	28
26.	Indemnity	28
27.	Reporting	29
28.	Governing Law	29
29.	Amendments	30
30.	Descriptive Headings	30
31.	Counterparts	30
32.	Original Agreement	30
33.	Severability	31

SCHEDULE 1 Form of Temporary Global Note
SCHEDULE 2 Form of Permanent Global Note
SCHEDULE 3 Form of Definitive Note
SCHEDULE 4 Terms and Conditions of the Notes
SCHEDULE 5 Form of Certificate Confirming Beneficial Ownership to be
Presented by Euroclear or Clearstream Luxembourg
SCHEDULE 6 Form of Certificate of Beneficial Owner
SCHEDULE 7 Provision for Meetings of Noteholders
SCHEDULE 8 Form of Put Notice
SCHEDULE 9 Calculation Agency Agreement
SCHEDULE 10 Additional Duties of the Registrar
SCHEDULE 11 Regulations Concerning Transfers and Registration of Notes

THIS AMENDED AND RESTATED AGENCY AGREEMENT (this “Agreement”) is made as of August 27, 2012 among:

(1)	American Honda Finance Corporation (“AHFC”);

(2)	Honda Canada Finance Inc. (“HCFI”, and together with AHFC, the “Issuers”);

(3)	The Bank of New York Mellon acting through its London Branch (the “Agent” and the “Principal Paying Agent”); and

(4)	The Bank of New York Mellon (Luxembourg) S.A. (the “Paying Agent” and the “Registrar”).

WHEREAS, the Issuers, The Bank of New York Mellon acting through its London Branch and The Bank of New York Mellon (Luxembourg) S.A. are party to an Amended and Restated Agency Agreement dated as of August 26, 2011 (the “Original Agreement”); and

WHEREAS, the Issuers, the Agent, the Principal Paying Agent, the Paying Agent and the Registrar desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms and expressions defined in (i) the Amended and Restated Programme Agreement dated as of August 27, 2012 (the “Programme Agreement”) among the Issuers and the Dealers named therein, (ii) the Notes or (iii) in the applicable Final Terms or, as the case may be, the Base Prospectus dated as of August 27, 2012, and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context requires otherwise.

1.2	Without prejudice to the foregoing, in this Agreement:

“Agents” means the Agent, the Paying Agents and the Registrar;

“Authorised Person” means any person who is designated in writing by the Issuers from time to time to give instructions to any of the Agents under the terms of this Agreement, as initially set forth in the letter dated August 27, 2012 from the Issuers addressed to the Agents (the “Authorised Persons Letter”);

“Calculation Agent” means the agent appointed by the Issuers and acceptable to the Agent in accordance with Clause 8.1(a);

“Code” means the Internal Revenue Code of 1986, as amended;

“Confirmation” means a notification, substantially in the applicable form set forth in the Procedures Memorandum, from an Issuer to the Agent or the Registrar, as the case may be, in respect of an issuance of Notes;

“Distribution Compliance Period” means, with respect to any Note, the period ending on the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of the relevant Tranche was completed;

“Eurosystem–eligible NSS Note” means a Note issued under an NSS which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

“Exchange Date” means, with respect to any Note, the date which is 40 days after the later of (i) completion of the distribution of the Notes of the relevant Tranche, as determined by the Agent pursuant to Section 4.1(a) hereof and subject to Section 13.7 hereof, and (ii) receipt by the Issuer of the proceeds of such Notes;

“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations, administrative guidance or official interpretations thereof, along with any amendments to FATCA;

“FATCA Withholding Tax” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or any withholding or deduction otherwise imposed pursuant to FATCA;

“Instructions” means any written notices, written directions or written instructions received by the Agent, a Paying Agent or the Registrar in accordance with the provisions of this Agreement from an Authorised Person or from a person reasonably believed by the Agent, a Paying Agent or the Registrar, as the case may be, to be an Authorised Person;

“IRS” means the U.S. Internal Revenue Service;

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by any party;

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of FATCA Withholding Tax;

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code);

“Outstanding” means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption monies (including all interest accrued on such Notes to the date for such redemption and any interest or other amounts payable under the Conditions after such date) have been duly paid to the Agent as provided in this Agreement and remain available for payment against presentation and surrender of Notes (c) those which have become void under Condition 9, (d) those which have been purchased and cancelled as provided in Condition 7 (or as provided in the Global Notes), (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 11, (f) (for the purposes only of determining how many Notes are Outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 11, (g) any Temporary Global Note to the extent that it shall have been exchanged for a Permanent Global Note; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Noteholders and (ii) the determination of how many Notes are Outstanding for the purposes of Schedule 7 those Notes which are beneficially held by, or are held on behalf of, the Issuers or any of their affiliates shall (unless and until ceasing to be so held) be deemed not to remain Outstanding;

“Paying Agents” means the Principal Paying Agent and the Paying Agent referred to in the recitals, and any replacement appointed from time to time hereunder;

“Reference Banks” means, in the case of Clause 8.2(a)(i), those banks whose offered rates were used to determine such offered quotation when such offered quotation last appeared on the Relevant Screen Page and, in the case of Clause 8.2(a)(ii), those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared;

“Register” means the register maintained by the Registrar in respect of the Notes;

“Regulations” means the regulations concerning the transfer of Notes as the same may from time to time be promulgated by the Issuers and approved by the Registrar (the initial regulations being set out in Schedule 11);

“Replacement Agent” means the Paying Agent in Luxembourg referred to in Clause 13.1 of this Agreement.

1.3	Any references to Notes shall, unless the context otherwise requires, include any Global Note representing such Notes. Unless otherwise stated, references to Clauses and Schedules are to Clauses of and Schedules to this Agreement.

1.4	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions “Notes” and “Noteholders” shall be construed accordingly.

1.5	All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuers under this Agreement shall have the meaning set out in Condition 6(f).

1.6	All references in this Agreement to the “relevant currency” shall be construed as references to the currency in which the relevant Notes are denominated (or payable in the case of Dual Currency Notes).

1.7	In this Agreement, Clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

1.8	All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Programme Agreement, the Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

1.9	Any references herein to Euroclear and/or Clearstream Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Issuers and the Agent.

1.10	All references in this Agreement to the “records” of Euroclear and Clearstream Luxembourg shall be to the records that each of Euroclear and Clearstream Luxembourg holds for its customers which reflect the amount of such customer’s interest in the Notes.

2.	APPOINTMENTS OF AGENT, PAYING AGENTS AND REGISTRAR

2.1	The Issuers hereby appoint The Bank of New York Mellon acting through its London Branch as Agent and The Bank of New York Mellon hereby accepts such appointment as Agent of the Issuers, upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)	giving effectuation instructions in respect of each Global Note which is a Eurosystem-eligible NSS Note;

(b)	paying sums due on Global Notes and Definitive Notes;

(c)	determining the end of the Distribution Compliance Period applicable to each Tranche;

(d)	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(e)	arranging on behalf of the Issuers for notices to be communicated to the Noteholders;

(f)	ensuring that all necessary action is taken to comply with any reporting requirements (subject to confirmation from the Issuers for the need for such reporting) of the Ministry of Finance of Japan and of any competent authority of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(g)	except as may be described in the Procedures Memorandum, preparing the Final Terms;

(h)	subject to the Procedures Memorandum, submitting to the Stock Exchange (or other relevant authority) such number of copies of the applicable Final Terms which relate to Notes which are to be listed as such Stock Exchange (or other relevant authority) may reasonably require;

(i)	receiving notice from Euroclear and/or Clearstream Luxembourg relating to the certifications in the form of Schedules 5 and 6 of non-U.S. beneficial ownership of the Notes; and

(j)	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.2	The Issuers hereby appoint The Bank of New York Mellon (Luxembourg) S.A. as Paying Agent and Registrar and The Bank of New York Mellon acting through its London Branch as Agent and Principal Paying Agent. The Bank of New York Mellon (Luxembourg) S.A. hereby accepts such appointment as Paying Agent and Registrar and The Bank of New York Mellon acting through its London branch accepts such appointment as Agent and Principal Paying Agent subject to the conditions set out below, for the purposes of paying sums due on Notes, and performing all other obligations and duties imposed upon it by the Conditions and this Agreement. In accepting such appointment The Bank of New York Mellon acting through its London Branch as Principal Paying Agent hereby represents and warrants, that it is treated as a “U.S. person” pursuant to Treasury Regulation Section 1.1441-1(b)(2)(iii)(B) and has taken all necessary action to comply with its “obligation to withhold” within the meaning of Treasury Regulation Section 1.1441-1(b)(2)(ii). In accepting such appointment The Bank of New York Mellon acting through its London Branch as Principal Paying Agent hereby covenants to timely collect all Noteholder FATCA Information and Noteholder Tax Identification Information (and to provide copies of such information promptly to AHFC upon its reasonable request).

2.3	In relation to each issue of Eurosystem-eligible NSS Notes, the Issuers hereby authorise and instruct the Agent to elect either Euroclear or Clearstream Luxembourg as common safekeeper. From time to time, the Issuers and the Agent may agree to vary this election. The Issuers acknowledge that any such election is subject to the right of Euroclear and Clearstream Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agree that no liability shall attach to the Agent in respect of any such election made by it.

2.4	The Issuers hereby appoint The Bank of New York Mellon (Luxembourg) S.A. as Registrar and The Bank of New York Mellon (Luxembourg) S.A. hereby accepts such appointment as registrar for the Issuers, upon the terms and subject to the conditions set out below, for the following purposes of, inter alia:

(a)	completing, authenticating and delivering Global Notes and Definitive Notes;

(b)	exchanging Global Notes for Definitive Notes in accordance with the terms of the Global Note and, in respect of any such exchange, making appropriate notations in the Register;

(c)	maintaining the Register, which shall be kept at the specified office of the Registrar outside the United Kingdom in accordance with the Conditions and be made available by the Registrar to the Paying Agents for inspection and for taking copies or extracts therefrom at all reasonable times and a copy of which shall be delivered to the relevant Issuer each time it is updated; and

(d)	performing such other obligations and duties imposed upon it by the Conditions and this Agreement.

3.	ISSUE OF TEMPORARY GLOBAL NOTES

3.1	Subject to clause 3.2, following receipt of a Confirmation from the relevant Issuer in respect of an issue of Notes, the Registrar shall take the steps required of the Registrar in the Procedures Memorandum. For this purpose the Registrar is hereby authorised on behalf of the Issuers:

(a)	to prepare a Temporary Global Note in accordance with such Confirmation by attaching a copy of the applicable Final Terms to a copy of the relevant master Temporary Global Note;

(b)	to authenticate such Temporary Global Note;

(c)	to deliver such Temporary Global Note to the nominee of the specified common depositary in accordance with such Confirmation against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Global Note in safe custody for the account of Euroclear and/or Clearstream Luxembourg;

(d)	if the Temporary Global Note is issued under an NSS, to deliver such Temporary Global Note to a specified common safekeeper for Euroclear and/or Clearstream Luxembourg in accordance with the Confirmation; and

(e)	in the case of a subsequent Tranche of any Series of Notes, make all appropriate entries in the Register to reflect the increase in its nominal amount.

3.2	The Registrar shall only be required to perform its obligations under clause 3.1 if it holds:

(a)	master Temporary Global Notes duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Registrar for the purpose of preparing Temporary Global Notes in accordance with clause 3.1; and

(b)	master Permanent Global Notes duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Registrar for the purpose of preparing Permanent Global Notes in accordance with clause 4.

3.3	In connection with the issue of any Notes, the Agent is hereby authorised on behalf of the Issuers:

(a)	in connection with the delivery by the Registrar of a Temporary Global Note to the nominee of the specified common depositary, to instruct Euroclear or Clearstream Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the relevant Issuer (i) in the case of an issue of Notes on a non-syndicated basis, to credit the Notes represented by such Temporary Global Note to the Agent’s distribution account, and (ii) in the case of Notes issued on a syndicated basis, to hold Notes represented by such Temporary Global Note to the relevant Issuer’s order;

(b)	in connection with the delivery by the Registrar of a Temporary Global Note issued under an NSS to a specified common safekeeper for Euroclear and/or Clearstream Luxembourg, to instruct the common safekeeper, in the case of a Temporary Global Note which is a Eurosystem-eligible NSS Note, to instruct the common safekeeper to effectuate the same;

(c)	in the case of a subsequent Tranche of any Series of Notes, deliver the applicable Final Terms to the nominee of the specified common depositary or common safekeeper, as the case may be, for attachment to the Temporary Global Note; and

(d)	to ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until the end of the Distribution Compliance Period as notified by the Agent to the relevant Dealer.

3.4	The Registrar shall receive requests for transfers of Notes in accordance with the Conditions and the applicable Regulations and make the necessary entries in the Register.

4.	DETERMINATION OF EXCHANGE DATE, ISSUE OF PERMANENT GLOBAL NOTES AND DETERMINATION OF DISTRIBUTION COMPLIANCE PERIOD

4.1	The Agent shall determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer, the relevant Dealer, Euroclear and Clearstream Luxembourg and, if applicable, the Registrar.

4.2 (a)	The Registrar shall deliver, upon notice from Euroclear or Clearstream Luxembourg, a Permanent Global Note or Definitive Note, as the case may be, in accordance with the terms of the Temporary Global Note. Where a Temporary Global Note is to be exchanged for a Permanent Global Note the Registrar is hereby authorised on behalf of the Issuers:

(i)	in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Final Terms to a copy of the relevant master Permanent Global Note;

(ii)	in the case of the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

(iii)	in the case of the first Tranche of any Series of Notes, to deliver such Permanent Global Note to the common depositary (if the Permanent Global Note is not issued under an NSS) or specified common safekeeper (if the Permanent Global Note is issued under an NSS) which is holding the Temporary Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream Luxembourg in exchange for such Temporary Global Note and, in the case of a partial exchange, to deliver such Permanent Global Note upon the issuance of a new Temporary Global Note representing that portion of the Notes not so exchanged for the Permanent Global Note (the Registrar to enter in the Register the details of such partial exchange of the Temporary Global Note), in each case against receipt from the common depositary or common safekeeper of confirmation that such common depositary or common safekeeper is holding the Permanent Global Note (and, if applicable, the new Temporary Global Note) in safe custody for the account of Euroclear and/or Clearstream Luxembourg; and

(iv)	in any other case, to attach a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and enter details of any exchange in whole or in part in the Register.

(b)	In connection with the delivery to a common safekeeper by the Registrar of any Permanent Global Note (and, if applicable, the new Temporary Global Note) in exchange for a Temporary Global Note where the Permanent Global Note is a Eurosystem-eligible NSS Note, the Agent is hereby authorised on behalf of the Issuers to instruct the common safekeeper to effectuate the same.

4.3 (a)	In the case of a Tranche of Notes in respect of which there is only one Dealer, the Agent shall determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(b)	In the case of a Tranche of Notes in respect of which there is more than one Dealer but which is not issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer was completed.

(c)	In the case of a Tranche of Notes issued on a syndicated basis, the Agent shall determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(d)	Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer, the Registrar and the relevant Dealer or the Lead Manager in the case of a syndicated issue.

5.	ISSUE OF DEFINITIVE NOTES

5.1	Upon notice from Euroclear or Clearstream Luxembourg pursuant to the terms of a Temporary Global Note or a Permanent Global Note, as the case may be, the Registrar shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note. For this purpose the Registrar is hereby authorised on behalf of the Issuers:

(a)	to prepare Definitive Notes evidencing the Notes by attaching a copy of the applicable Final Terms to copies of the signed Definitive Notes;

(b)	to authenticate the Definitive Notes;

(c)	to deliver the Definitive Notes to the specified common depositary (if the Global Note is not issued under an NSS) or specified common safekeeper (if the Global Note is issued under an NSS) of Euroclear and/or Clearstream Luxembourg against surrender of the relevant Global Note at the specified office of the Registrar and, in the case of a partial exchange, to deliver the Definitive Notes upon the issuance of a new Global Note representing that portion of the Notes not so exchanged for Definitive Notes (the Registrar to enter in the Register the details of any partial exchange of the Global Note);

the Registrar shall notify the relevant Issuer forthwith upon receipt of a request for issue of one or more Definitive Notes in accordance with the provisions of a Global Note (and the aggregate principal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith).

5.2	In connection with the preparation of any Definitive Notes to be delivered in exchange for a Temporary Global Note or a Permanent Global Note (as the case may be), the Agent is hereby authorised on behalf of the Issuers to ensure that the Definitive Notes in respect of Notes of each Tranche are assigned, as applicable, different serial numbers which are different from the serial numbers assigned to the Definitive Notes in respect of Notes of any other Tranche of the same Series.

6.	TERMS OF ISSUE

6.1	The Registrar shall cause all Temporary Global Notes and Permanent Global Notes, as applicable, delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.

6.2	Subject to the procedures set out in the Procedures Memorandum and in accordance with Clause 3.1, the Registrar is entitled to treat a telephone or facsimile communication from a person purporting to be (and who the Registrar believes in good faith to be) the authorised representative of the relevant Issuer named in the lists referred to in, or notified pursuant to, Clause 17.7, as sufficient instruction and authority of the Registrar to act in accordance with Clause 3.1.

6.3	With respect to a person who has signed on behalf of the relevant Issuer any Note not yet issued but held by the Registrar in accordance with Clause 3.1, in the event such person ceases to be authorised as described in Clause 17.7, the Registrar shall (unless the relevant Issuer gives notice to the Registrar that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Registrar) continue to have authority to issue any such Notes and the Issuers hereby warrant to the Registrar that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the Issuers. Promptly upon such person ceasing to be authorised, the relevant Issuer shall provide the Registrar with replacement Notes and upon receipt of such replacement Notes the Registrar shall immediately cancel and destroy the Notes held by it which are signed by the unauthorised person and shall provide to the relevant Issuer a written confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

6.4	If the Agent pays an amount (the “Advance”) to a relevant Issuer on the basis that a payment (the “Payment”) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays such Issuer, the Agent shall notify such Issuer by electronic mail or facsimile that the Payment has not been received and such Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance).

6.5	Except in the case of issues where the Agent does not act as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Agent’s distribution account with Euroclear and/or Clearstream Luxembourg after such Issue Date, the Agent shall continue to hold the Defaulted Note to the order of the relevant Issuer. The Agent shall notify such Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Note and, subsequently, shall notify the relevant Issuer forthwith upon receipt from the Dealer of the full purchase price outstanding in respect of a Defaulted Note.

7.	PAYMENTS

7.1	The Agent shall advise the relevant Issuer, no later than ten Business Days (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to this Clause 7.1, of the payment amount, value date and payment instructions and the relevant Issuer shall, before 10.00 a.m. local time in the relevant financial centre of the payment on each date on which any payment in respect of any Notes issued by it becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through a payment system as the Agent and such Issuer may agree.

7.2	The relevant Issuer shall ensure that by no later than the second Business Day immediately preceding the date on which any payment is to be made to the Agent pursuant to Clause 7.1, the Agent shall receive from the paying bank of such Issuer a payment confirmation in the form of a SWIFT message. For the purposes of this Clause “Business Day” means a day which is both:

(a)	a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

(b)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and which, if the Specified Currency is Australian Dollars or New Zealand Dollars, shall be Sydney and Wellington and Auckland, respectively) or (2) in relation to payments in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

7.3	The Agent shall ensure that payments of both principal and interest in respect of any Temporary Global Note, Permanent Global Note and Definitive Note will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Global Note, Permanent Global Note and Definitive Note) has been received from Euroclear and/or Clearstream Luxembourg in accordance with the terms thereof.

7.4	Subject to the receipt by the Agent of the payment confirmation as provided in Clause 7.2, the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer in the manner provided in the Conditions. If any payment provided for in Clause 7.1 is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

7.5	If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to Clause 7.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments. Should the Agent or any Paying Agent elect not to make payment of amounts falling due in respect of the Notes as aforesaid, it shall advise the relevant Issuer of any such decision as soon as practicable by telephone with confirmation by facsimile and/or electronic mail.

7.6	Without prejudice to Clauses 7.4 and 7.5, if the Agent pays any amounts to the holders of Notes or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with Clause 7.1 (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the relevant Issuer shall, in addition to paying amounts due under Clause 7.1, pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall. The Agent shall notify the relevant Issuer by electronic mail or facsimile as soon as practicable, it being understood that such Issuer shall have the right to make such payment subsequently with good value as of such Business Day. For the avoidance of doubt, “Shortfall” shall not include any amounts for any present or future tax, assessment or governmental charge imposed by withholding and withheld by a relevant Issuer with respect to any payment to the extent such amount withheld does not impose on such Issuer an obligation to pay U.S. Additional Amounts under Condition 8 of the Terms and Conditions of the Notes of Schedule 4 hereto.

7.7	The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

7.8	Whilst any Notes are represented by a Global Note, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note. The Registrar shall update the Register to reflect such payment.

7.9	Subject to clause 7.8 above, all payments due in respect of Notes shall be made to the person shown as the holder of such Notes in the Register in accordance with the Conditions.

7.10	Except as provided in Conditions 8(a) or 8(b) of Schedule 4 Terms and Conditions of the Notes, if the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), then the Paying Agent to which a Note or Note Certificate, as the case may be, is presented for the purpose of making such payment shall, make a record of such shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

7.11	Each of the Agent and the Registrar is hereby authorised by the Issuers and instructed to cooperate with each other and to share all information as may be necessary to comply with their respective obligations pursuant to this Section 7.

8.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

8.1	Determinations and Notifications

(a)	The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions, provided that certain calculations with respect to the Notes shall be made by the Calculation Agent appointed by the Issuers and acceptable to the Agent.

(b)	The Agent shall not be responsible to the Issuers or to any third party (except in the event of willful misconduct, negligence, default or bad faith of the Agent) as a result of the Agent having acted in good faith on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(c)	The Agent shall promptly notify (and confirm in writing to) the relevant Issuer, the other Paying Agents (in respect of a Series of Notes listed on a Stock Exchange or admitted to listing by any other relevant authority), the relevant Stock Exchange (or any other relevant authority or authorities) and the Registrar of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof (and in any event no later than the tenth Business Day (as defined in Clause 7.2) immediately preceding the date on which payment is to be made to the Agent pursuant to Clause 7.1) and of any subsequent amendment thereto pursuant to the Conditions.

(d)	The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(e)	If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 8, it shall forthwith notify the relevant Issuer, the Paying Agents and the Registrar of such fact.

(f)	Certain determinations with regard to Notes (including, without limitation, Dual Currency Notes) shall be made by the Calculation Agent specified in and in accordance with the applicable Final Terms. Unless otherwise agreed between the relevant Issuer and the relevant Dealer, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 9.

(g)	For the purposes of monitoring the aggregate principal amount of Notes issued under the Programme, the Agent shall determine the U.S. Dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes as follows:

(i)	the U.S. Dollar equivalent of Notes denominated in a currency other than U.S. Dollars shall be determined by the Agent, at the discretion of the relevant Issuer, as of the date of the agreement to issue such Notes or on the preceding day on which commercial banks and foreign exchange markets are open for general business in London, in each case on the basis of the spot rate for the sale of the U.S. Dollar against the purchase of such other currency in the London foreign exchange market quoted by any leading bank selected by the Agent;

(ii)	the U.S. Dollar equivalent of Dual Currency Notes and Partly Paid Notes shall be determined in the manner specified above by reference to the original principal amount of such Notes; and

(iii)	the U.S. Dollar equivalent of Zero Coupon Notes and other Notes issued at a discount shall be deemed to be the net proceeds received by the relevant issuer for the relevant issue.

(h)	The Agent and the Registrar shall cooperate with each other and shall share all information as may be necessary to ensure that the Agent is able to comply with its obligations under this Clause 8.1

8.2	Interest Determination, Screen Rate Determination including Fallback Provisions

(a)	Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(i)	the offered quotation; or

(ii)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations

(expressed as a percentage rate per annum), for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

(b)	For the purposes of this Clause 8.2, “Relevant Time” means 11:00 a.m. London time, in the case of LIBOR, 11:00 a.m. Brussels Time, in the case of EURIBOR, or such other time as may be specified in the applicable Final Terms, in all other cases. If the Relevant Screen Page is not available or if no such offered quotation appears or fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Agent shall request the principal London office of each of the Reference Banks to provide the Agent with its offered quotation (expressed as a percentage rate per annum) at approximately the Relevant Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

(c)

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Relevant Time on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus

(as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered quotations, the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately the Relevant Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the relevant Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Eurozone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(d)	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

If the relevant Issuer is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, such Issuer shall give notice thereof to the Agent and the Registrar as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent and the Registrar such information as it shall require to enable it to comply with such requirement.

10.	DUTIES OF THE AGENT AND REGISTRAR IN CONNECTION WITH EARLY REDEMPTION

10.1	If the relevant Issuer decides to redeem any Notes for the time being Outstanding prior to their Maturity Date or the Interest Payment Date falling in the Redemption Month (as the case may be) in accordance with the Conditions, such Issuer shall give notice of such decision to the Agent and the Registrar not less than 15 days before the date on which such Issuer shall give notice to the Noteholders in accordance with the Conditions of such redemption in order to enable the Agent and the Registrar to undertake its obligations herein and in the Conditions.

10.2	If only some of the Notes of like tenor and of the same Series are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Conditions but shall give the relevant Issuer reasonable notice of the time and place proposed for such drawing and shall, in the case of Notes in global form, co-ordinate the selection of Notes to be redeemed with Euroclear and Clearstream Luxembourg, all in accordance with the Conditions and the applicable law.

10.3	The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice shall be published in accordance with the Conditions. The Agent shall also notify the other Paying Agents and the Registrar of any date fixed for redemption of any Notes.

10.4	Each Paying Agent and the Registrar shall keep a stock of notices (each, a “Put Notice”) in the form set out in Schedule 8 and shall make such notices available on demand to holders of Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Registrar shall hold such Note on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and payable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Registrar shall post such Note by uninsured post to, and at the risk of, the relevant Noteholder unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address as may have been given by the Noteholder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent and the Registrar of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the relevant Issuer.

10.5	The Agent and the Registrar shall cooperate with each other and shall share all information as may be necessary to ensure that the Agent is able to comply with its obligations under this Section 10.

11.	RECEIPT AND PUBLICATION OF NOTICES

11.1	Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions, the Agent shall forward a copy thereof to the relevant Issuer.

11.2	On behalf of and at the request and expense of the relevant Issuer, the Agent shall cause to be published all notices required to be given by such Issuer to the Noteholders in accordance with the Conditions.

12.	CANCELLATION OF NOTES

12.1	All Notes which are redeemed shall be cancelled by the Agent or Paying Agent by which they are redeemed. In addition, the Issuer shall immediately notify the Registrar in writing of all Notes which are purchased by or on behalf of the relevant Issuer or any of its subsidiaries and all such Notes which are surrendered to a Paying Agent for cancellation. Each of the Paying Agents shall give to the Agent and/or the Registrar, as applicable, details of all payments made by it and shall deliver all cancelled Notes.

12.2	A certificate stating:

(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(b)	the number of Notes cancelled;

(c)	the aggregate amount paid in respect of interest on the Notes; and

(d)	the serial numbers of such Notes,

shall be given to the relevant Issuer by the Agent as soon as reasonably practicable and in any event within three months after the date of such repayment or, as the case may be, payment or exchange.

12.3	The Agent shall destroy all cancelled Notes and furnish the relevant Issuer with a certificate of the serial numbers of the Notes.

12.4	Without prejudice to the obligations of the Agent pursuant to Clause 12.2, the Registrar shall keep a full and complete record of all Notes and of all replacement Notes issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes. The Agent or the Registrar, as applicable, shall at all reasonable times make such record available to the relevant Issuer and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.

12.5	All records and certificates made or given pursuant to this Clause 12 and Clause 13 shall make a distinction between Notes of each Series.

12.6	The Registrar is authorised by each Issuer and instructed to update the Register to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled.

13.	ISSUE OF REPLACEMENT NOTES; FURTHER ISSUES

13.1	Each Issuer shall cause a sufficient quantity of additional forms of Notes to be available, upon request to the Replacement Agent at its specified office for the purpose of issuing replacement Notes as provided below.

13.2	The Replacement Agent shall, subject to and in accordance with the Conditions and the following provisions of this Clause 13, cause to be delivered any replacement Notes which the relevant Issuer may determine to issue in place of Notes which have been lost, stolen, mutilated, defaced or destroyed.

13.3	The Replacement Agent shall not issue any replacement Note unless and until the applicant therefor shall have:

(a)	paid such reasonable costs and expenses as may be incurred in connection therewith;

(b)	furnished it with such evidence and indemnity as the relevant Issuer may reasonably require; and

(c)	in the case of any mutilated or defaced Note surrendered it to the Replacement Agent.

13.4	The Replacement Agent shall cancel any mutilated or defaced Notes in respect of which replacement Notes have been issued pursuant to this Clause 13 and shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes so cancelled and, unless otherwise instructed by such Issuer in writing, shall destroy such cancelled Notes and furnish such Issuer with a destruction certificate containing the information specified in Clause 12.3.

13.5	The Replacement Agent shall, on issuing any replacement Note forthwith inform the relevant Issuer, the Agent, the Registrar and the Paying Agents of the serial number of such replacement Note, in place of which such replacement Note has been issued. The Replacement Agent shall keep a full and complete record of all replacement Notes issued and shall make such record available at all reasonable times to the relevant Issuer and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.

13.6	Whenever any Note for which a replacement Note, has been issued is presented to the Replacement Agent or any of the Paying Agents for payment, the Replacement Agent or the relevant Paying Agent, as applicable, shall immediately send notice thereof to the relevant Issuer, the other Paying Agents and (if applicable) the Registrar and no payment shall be made on such Notes.

13.7	The Issuer of Notes of a particular Series may from time to time without the consent of holders of the relevant Notes undertake further issuances of Notes with terms identical to the Notes of such Series except as to the issue date and the amount of the first payment of interest thereon. In connection with such issuance, the Agent or the Registrar as applicable, shall, if necessary, defer the Exchange Date in respect of the Temporary Global Note representing the relevant Series of Notes in order to comply with Regulation S under the Securities Act; provided, that no such further Notes may be issued if to do so would extend the Exchange Date in respect of the Notes of the relevant Series beyond the first Interest Payment Date therefor. Upon the issuance of such Notes in accordance herewith, such Notes and the Notes of the relevant Series shall form part of a single Series and have identical rights and all references to the term “Notes hereunder in respect of the relevant Series shall be deemed to include such Notes appurtenant thereto.

14.	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

The Agent and the Paying Agents shall hold available for inspection copies of:

(a)	the constitutional documents of the Issuers;

(b)	the audited consolidated financial statements of each Issuer and its consolidated subsidiaries in respect of the financial years ended March 31, 2012 and 2011;

(c)	the latest available audited consolidated financial statements of Honda and its consolidated subsidiaries, beginning with such financial statements for the fiscal years ended March 31, 2012 and March 31, 2011 and the latest available consolidated summary interim financial results of Honda and its consolidated subsidiaries beginning with such financial results for the three-month period ended June 30, 2012;

(d)	the Programme Agreement, this Agreement, the AHFC Support Agreement and the HCFI Support Agreement;

(e)	the Base Prospectus;

(f)	the applicable Final Terms for each Tranche of listed Notes; and

(g)	any future prospectuses, offering circulars, information memoranda and supplements (save that the applicable Final Terms relating to any unlisted Note will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Paying Agent as to ownership) to the Base Prospectus and any other documents incorporated therein by reference and in the case of a syndicated issue of listed Notes, the syndication agreement (or equivalent documents).

For this purpose, the Issuers shall furnish the Agent and the Paying Agents with sufficient copies of each of such documents.

15.	MEETINGS OF NOTEHOLDERS

15.1	The provisions of Schedule 7 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

15.2

Without prejudice to Clause 15.1, each of the Agent and the Paying Agents on the request of any Noteholder shall issue forms of proxy and block voting instructions in accordance with Schedule 7 and shall forthwith give notice to the relevant Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the Paying Agents shall keep a full and complete record of all block voting instructions issued by it and shall, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Agent shall designate or approve, full particulars of all block voting instructions issued by it in respect of such meeting or adjourned meeting.

16.	REPAYMENT BY THE AGENT

Upon an Issuer being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent shall forthwith on demand pay to such Issuer sums equivalent to any amounts paid to it by such Issuer for the purposes of such payments.

17.	CONDITIONS OF APPOINTMENT

17.1	The Agent shall be entitled to deal with money paid to it by an Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b)	as provided in Clause 17.2; and

(c)	that it shall not be liable to account to the relevant Issuer for any interest thereon.

17.2	In acting hereunder and in connection with the Notes, the Agent, the Registrar and the Paying Agents shall act solely as agents of the Issuers and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes.

17.3	The Agent, the Registrar and the Paying Agents each hereby undertake to the Issuers to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are specifically set forth herein (including Schedule 9 in the case of the Agent), in the Conditions and in the Procedures Memorandum, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent, the Registrar or the Paying Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances. Each of the Paying Agents (other than the Agent) agrees that if any information that is required by the Agent to perform the duties set out in Schedule 9 becomes known to it, it shall promptly provide such information to the Agent.

17.4	The Agent and the Registrar may each consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

17.5	Each of the Agent, the Registrar and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the relevant Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the relevant Issuer.

17.6	Any of the Agent, the Registrar and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in any Notes with the same rights that it or he would have if the Agent, the Registrar or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transactions with an Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of an Issuer as freely as if the Agent, the Registrar or the relevant Paying Agent, as the case may be, were not appointed hereunder.

17.7	The Issuers shall provide the Agent and the Registrar with a certificate containing the list of Authorised Persons to execute documents, give Instructions and take action on its behalf in connection with this Agreement, which shall initially be in the form of the Authorised Persons Letter, and shall notify the Agent and the Registrar immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional Authorised Person, with evidence satisfactory to the Agent and the Registrar that such person has been so authorised.

17.8	Except as otherwise permitted in the Conditions or as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuers, the Registrar and each of the Paying Agents shall be entitled to treat the person whose name is registered in the Register as the holder of any Note as the absolute owner of it.

18.	COMMUNICATION BETWEEN THE PARTIES

18.1	A copy of all communications relating to the subject matter of this Agreement between the relevant Issuer and the Noteholders and any of the Paying Agents shall be sent to the Agent and, in the case of the Notes, the Registrar by the relevant Paying Agent.

18.2	In no event shall the Agent, the Registrar or any of the Paying Agents be liable for any Losses arising to it from receiving or transmitting any data from the Issuers, or their respective Authorised Persons via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email; provided, that any such Agent, Registrar or Paying Agent shall as soon as reasonably practicable confirm receipt of any transmission of data believed to be from the Issuers or their Authorised Persons at their respective telephone numbers set forth on the signature page to this Agreement or to such other telephone number as may, from time to time, be specified by the relevant Issuer.

The Issuers accept that some methods of communication are not secure, and the Agent, the Registrar and the Paying Agents shall have no liability for receiving Instructions via any such non-secure method. The Agent, the Registrar and each of the Paying Agents are authorised to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent by an Authorised Person; provided, that the procedures required above with respect to confirming receipt of any transmission have been complied with. The Issuers shall use all reasonable endeavours to ensure that Instructions transmitted to the Agent and/or the Registrar and/or the Paying Agents pursuant to this Agreement are completed and correct. Any Instructions shall be conclusively deemed to be valid instructions from the relevant Issuer to the Agent and/or the Registrar and/or the Paying Agents for the purposes of this Agreement; provided, that the procedures required above with respect to confirming receipt of any transmission have been complied with.

19.	CHANGES IN AGENT AND PAYING AGENTS

19.1	Each Issuer agrees that, for so long as any Note is Outstanding, or until moneys for the payment of all amounts in respect of all Outstanding Notes have been made available to the Agent or have been returned to the relevant Issuer as provided herein:

(a)	so long as any Notes are listed on any Stock Exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant Stock Exchange or such relevant authority;

(b)	there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(c)	there will at all times be an Agent;

(d)	they shall maintain a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26, 27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; and

(e)	there will at all times be a Registrar in respect of Notes and the Register shall at all times be maintained outside the United Kingdom.

In addition, each Issuer shall appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in Clause 19.5), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with the Conditions.

19.2	The Agent, the Registrar or any Paying Agent may (subject as provided in Clause 19.4) at any time resign as Agent, Registrar or Paying Agent, respectively, by giving at least 90 days’ written notice to the Issuers of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall never be less than three months after the receipt of such notice by the Issuers unless the Issuers agree to accept less notice.

19.3	The Agent and the Registrar may each (subject as provided in Clause 19.4) be removed at any time on at least 45 days’ notice by the filing with it of an instrument in writing signed on behalf of the Issuers specifying such removal and the date when it shall become effective.

19.4	Any resignation under Clause 19.2 or removal under Clause 19.3 shall only take effect upon the appointment by the Issuers as hereinafter provided, of a successor Agent or Registrar, as the case may be, and (other than in cases of insolvency of the Agent or the Registrar, as applicable) on the expiry of the notice to be given under Clause 21. The Issuers agree with the Agent and the Registrar that if, by the day falling ten days before the expiry of any notice under Clause 19.2, the Issuers have not appointed a successor Agent or Registrar, as the case may be, then the Agent or Registrar, as the case may be, shall be entitled, on behalf of the Issuers, to appoint as a successor Agent or Registrar, as the case may be, in its place a reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent or Registrar, as the case may be, hereunder.

19.5	In case at any time the Agent or the Registrar resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent or Registrar, which shall be a reputable financial institution of good standing, may be appointed by the Issuers by an instrument in writing filed with the successor Agent or Registrar. Upon the appointment as aforesaid of a successor Agent or Registrar and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent or Registrar) upon expiry of the notice to be given under Clause 21 the Agent or Registrar so superseded shall cease to be the Agent or Registrar, as the case may be, hereunder.

19.6	Subject to Clause 19.1:

(a)	the Issuers may, after prior consultation (other than in the case of insolvency of any Paying Agent) with the Agent, terminate the appointment of any of the Paying Agents at any time; and/or

(b)	the Issuers may in respect of the Programme or the Issuers may in respect of any Series of Notes, if so required by the relevant Stock Exchange or regulatory body, appoint one or more further Paying Agents by giving to the Agent, and to the relevant Paying Agent, at least 45 days’ notice in writing to that effect.

19.7	Upon its resignation or removal becoming effective, the Agent, the Registrar, the Replacement Agent or the relevant Paying Agent:

(a)	shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Clause 12.4 to the successor Agent hereunder, in the case of the Registrar, forthwith transfer the Register and records held by it hereunder to the successor Registrar, and, in the case of the Replacement Agent, forthwith transfer all additional forms of Notes referred to in Clause 13.1 to the successor Replacement Agent; and

(b)	shall be entitled to the payment by the Issuers of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of Clause 25.

19.8	Upon its appointment becoming effective, a successor Agent, a successor Registrar and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent, Registrar or (as the case may be) a Paying Agent hereunder.

20.	MERGER AND CONSOLIDATION

Any corporation into which the Agent, the Registrar or any Paying Agent may be merged or converted, or any corporation with which the Agent, the Registrar or any of the Paying Agents may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Agent, the Registrar or any of the Paying Agents shall be a party, or any corporation to which the Agent, the Registrar or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent, the Registrar or any Paying Agent (as the case may be) or any corporation to which such Agent, Registrar or Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust business shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent, Registrar or, as the case may be Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuers, and after the said effective date all references in this Agreement to the Agent, the Registrar or, as the case may be, such Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall be communicated to the Issuers at least 30 days prior to the effective date of the merger, conversion, consolidation or transfer, together with any change in name, contact persons, telephone or facsimile numbers, address and any other relevant information.

21.	NOTIFICATION OF CHANGES TO PAYING AGENTS AND REGISTRAR

Following receipt of notice of resignation from the Agent, the Registrar or any Paying Agent and forthwith upon appointing a successor Agent, Registrar or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent, the Registrar or, as the case may be, Paying Agent, the Agent (on behalf of and at the expense of the Issuers) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the relevant Noteholders in accordance with the Conditions.

22.	CHANGE OF SPECIFIED OFFICE

If the Agent, the Registrar or any Paying Agent determines to change its specified office it shall give to the Issuers and (if applicable) the Agent and the Registrar written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the Issuers) shall within 15 days of receipt of such notice (unless the appointment of the Agent, the Registrar or the relevant Paying Agent, as the case may be is to terminate pursuant to Clause 19 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the relevant Noteholders in accordance with the Conditions.

23.	NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified in the signature pages hereof and if so delivered, shall be deemed to have been delivered at time of receipt;

(b)	if sent by facsimile to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission when an acknowledgement of receipt is received; or

(c)	if sent by electronic mail to the relevant address specified in the signature pages hereof (such delivery option to be permitted with respect to any party only to the extent such party has specified an electronic mail address in the signature pages hereof) and, if so sent, shall be deemed to have been delivered at the time of receipt.

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

24.	TAXES AND STAMP DUTIES

Each Issuer agrees to pay any and all stamp, documentary or similar taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement, the AHFC Support Agreement or the HCFI Support Agreement.

25.	FEES AND EXPENSES

25.1	The Issuers undertake to pay in respect of the services of the Agent, the Registrar and the Paying Agents under this Agreement such fees and expenses as may be agreed between them from time to time.

25.2	The Issuers shall promptly pay on demand all out-of-pocket expenses (including legal, advertising, facsimile and postage expenses) properly incurred by the Agent, the Registrar and the Paying Agents in connection with their services hereunder.

26.	INDEMNITY

26.1	The Issuers undertake, jointly and severally, to indemnify and hold harmless each of the Agent, the Registrar and the Paying Agents against all losses, liabilities, costs (including, without limitation, legal fees and expenses), expenses, claims, actions or demands which the Agent, the Registrar or any Paying Agent, as the case may be, may reasonably incur or which may be made against the Agent, the Registrar or any Paying Agent, as a result of or in connection with the appointment or the exercise of or performance of the powers, discretions, authorities and duties of the Agent, the Registrar or any Paying Agent under this Agreement except such as may result from its own negligence, bad faith or failure to comply with its obligations hereunder or that of its officers, employees or agents.

26.2	Each of the Agent, the Registrar and the Paying Agents shall severally indemnify and hold harmless the Issuers against any loss, liability, costs (including, without limitation, legal fees and expenses), expense, claim, action or demand which it may reasonably incur or which may be made against it as a result of such Agent’s, Registrar’s or Paying Agent’s own negligence, bad faith or failure to comply with its obligations under this Agreement or that of its officers, employees or agents.

26.3	Neither the Agent, the Registrar nor the Paying Agents shall be liable whatsoever for any consequential, special, indirect or speculative loss or damages (including but not limited to, loss of profits, whether or not foreseeable) suffered by the Issuers in connection with the transactions contemplated by and the relationship established by this Agreement even if the Agent, the Registrar or the Paying Agents have been advised as to the possibility of the same.

26.4

If, under any applicable law and whether pursuant to a judgment being made or registered or in the liquidation, insolvency or analogous process of any party hereto or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the payee to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the payee falls short of the amount due under the terms of this Agreement, the payor shall, as a separate and independent obligation, indemnify and hold harmless the payee against the amount of such shortfall. For the purpose of this Clause 26, “rate of exchange” means the rate at which the payee is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

27.	REPORTING

Each of the Agent and the Registrar shall upon receipt of a written request therefor from an Issuer and after the payment of any further remuneration agreed between such Issuer and the Agent or the Registrar (on behalf of such Issuer and on the basis of the information and documentation the Agent or the Registrar had in its possession) use all reasonable efforts to submit such reports or information as may be required from time to time by any applicable law, regulation or guideline promulgated by (i) any relevant United States governmental regulatory authority in respect of the issue and purchase of Notes or (ii) any other relevant governmental regulatory authority in respect of the issue and purchase of Notes denominated in the applicable currency of such governmental regulatory authority.

28.	GOVERNING LAW

28.1	This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

28.2	Each of the Issuers and the Agent and the Registrar hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan, New York City and of the courts of England over any suit, action or proceeding arising out of or related to this Agreement or any Note as the case may be (together, the “Proceedings”). The Issuers and the Agent and the Registrar each irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Issuers and the Agent and the Registrar each agrees that final judgment in the Proceedings brought in such a court shall be conclusive and binding upon the Issuers or the Agent or the Registrar, as the case may be, and may be enforced in any court of the jurisdiction to which the Issuers or the Agent or the Registrar is subject by a suit upon such judgment, provided that the service of process is effected upon the Issuers and the Agent and the Registrar in the manner specified in Clause 28.3 or as otherwise permitted by law.

28.3	As long as any of the Notes remain Outstanding, the Issuers shall at all times either maintain an office or have an authorised agent in New York City and in London upon whom process may be served in the Proceedings. Service of process upon either it at its offices or upon such agent with written notice of such service mailed or delivered to the relevant Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon that Issuer in the Proceedings. The Issuers hereby appoint CT Corporation System, presently situated at 111 Eighth Avenue, New York, NY 10011, and the London office of Law Debenture Corporate Services Limited, presently situated at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, as their agents for such purposes and covenant and agree that service of process in the Proceedings may be made upon either Issuer at their respective offices or at the specified offices of such agents (or such other addresses or at the offices of any other authorised agents which the Issuers may designate by written notice to the Agent) and prior to any termination of such agencies for any reason, the Issuers shall so appoint a successor thereto as agent hereunder.

29.	AMENDMENTS

This Agreement may be amended in writing by agreement between the Issuers, the Agent, the Registrar and the Paying Agents, but without the consent of any Noteholder for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may mutually deem necessary or desirable and which shall not in the opinion of the Issuers be materially prejudicial to the interests of the Noteholders, or to comply with mandatory provisions of the law of the jurisdiction in which the Issuer is incorporated. Further, this Agreement may be amended in writing by agreement between the Issuers, but without the consent of the Agent, the Registrar and the Paying Agents and the Noteholders (i) to take any action necessary or helpful to prevent the Notes from becoming subject to any withholding or other taxes or assessments, and (ii) to allow AHFC to comply with FATCA or any rules or regulations promulgated thereunder (including imposing withholding taxes upon Noteholders who fail to deliver the Noteholder FATCA Information and the Noteholder Tax Identification Information).

30.	DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

31.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Any party may enter into this Agreement by signing such a counterpart.

32.	ORIGINAL AGREEMENT

This Agreement amends and restates the Original Agreement. Any Notes issued under the Programme on or after the date hereof shall have the benefit of this Agreement. This does not affect any Notes issued under the Programme prior to the date of this Agreement.

33.	SEVERABILITY

In case any one or more of the provisions in this Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and if the remaining provisions shall not in any way be affected or impaired thereby, it is being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective officers thereunder duly authorised as of the date and year first above written.

AMERICAN HONDA FINANCE CORPORATION

as Issuer

By:	/s/ H. Takarada

Name:	H. Takarada

Title:	Vice President and Treasurer

20800 Madrona Avenue

Torrance, California 90503

USA

Telephone No: (310) 972 2500

Facsimile No: (310) 972 2415

Attention: Manager, Treasury Department

HONDA CANADA FINANCE INC.

as Issuer

By:	/s/ K. Endo	By:	/s/ Harald Ladewig

Name:	K. Endo	Name:	Harald Ladewig

Title:	President	Title:	Vice President and Treasurer

Honda Canada Finance Inc.

180 Honda Blvd.

Suite 200

Markham, Ontario L6C 0H9

Canada

Telephone No: (905) 888 4188

Facsimile No: (905) 888 4186

Attention: Vice President and Treasurer

THE BANK OF NEW YORK MELLON

as Agent and Principal Paying Agent

By:	/s/ Melissa Laidley

Name:	Melissa Laidley

Title:	Vice President

One Canada Square

London E14 5AL

United Kingdom

Telephone: +44 20 7964 7031/5683

Telefax: +44 20 7964 2536

E-mail: corpsovamericas@bnymellon.com

Attention: Corporate Trust Administration

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Paying Agent and Registrar

By:	/s/ Melissa Laidley

Name:	Melissa Laidley

Title:	Vice President

Vertigo Building

Polaris, 2-4 rue Eugène Ruppert

L-2453 Luxembourg

Telephone: +352 24 52 5329

Telefax: +352 24 52 4204

E-mail: corpsovamericas@bnymellon.com/LUXMB_SPS@bnymellon.com

Attention: Corporate Trust Services

SCHEDULE 1

Form of Temporary Global Note

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

EURO MEDIUM TERM NOTE DUE

[Year of Maturity Date/Redemption Month]

[Specified Currency and Principal Amount of Tranche]

Series No. [        ]

Tranche No. [        ]

TEMPORARY GLOBAL NOTE

Registered Holder:

Address of Registered Holder:

Nominal Amount of Notes : Represented by this Temporary Global Note

This Global Note is a Temporary Global Note issued in respect of the nominal amount specified above of a duly authorised Series of Euro Medium Term Notes (the “Notes”) of [American Honda Finance Corporation] [Honda Canada Finance Inc.] (the “Issuer”) described, and having the provisions specified, in the Final Terms attached hereto (the “Final Terms”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 4 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.

This Temporary Global Note certifies that the Registered Holder (as specified above) is registered as the holder of such nominal amount of the Notes at the date hereof in the Register maintained by the Registrar.

Words and expressions not otherwise defined herein shall have the meanings set forth in the Conditions and/or the Final Terms.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the “Agency Agreement”, which expression shall be

SCHEDULE 1-1

construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of August 27, 2012 and made between, inter alia, the Issuer, [American Honda Finance Corporation] [Honda Canada Finance Inc.], The Bank of New York Mellon (the “Agent”), The Bank of New York Mellon (Luxembourg) S.A. (the “Registrar”) and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the registered holder hereof on each Instalment Date the amount payable on such Instalment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Instalment Notes) and on the Maturity Date or, as the case may be, on the Interest Payment Date falling in the Redemption Month, or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and repayable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, and, if no further payment falls to be made in respect of the Notes represented by this Global Note, upon surrender of this Global Note to, or to the order of, the Registrar.

This Global Note will be deposited with a common depositary (the “Common Depositary”) on behalf of Euroclear Bank SA/NV (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream Luxembourg”) or a depositary of any other agreed clearing system or if the applicable Final Terms indicates the Global Note is intended to be held under the new safekeeping structure, a common safekeeper (the “Common Safekeeper”) on behalf of Euroclear and Clearstream Luxembourg for credit to the respective accounts of Euroclear, Clearstream Luxembourg or such other agreed clearing system (or to such other accounts as Euroclear, Clearstream Luxembourg or such other agreed clearing system may have directed). Any reference herein to Euroclear and Clearstream Luxembourg shall be deemed to include a reference to any such agreed clearing system.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the registered holder of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.

If any date fixed for redemption of this Note is a date prior to the Exchange Date (as defined below), an interest in a Permanent Global Note shall be issuable on or after such redemption date as if such redemption date had been the Exchange Date, subject to the receipt by the Issuer and the Agent from Clearstream Luxembourg or Euroclear of a certificate confirming beneficial ownership for the purpose of compliance with Regulation S, substantially in the form set out in Schedule 5 to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Schedule 6 to the Agency Agreement.

Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the registered holder hereof to the extent that there is presented to the Issuer and the Agent by Euroclear and/or Clearstream Luxembourg a certificate, substantially in the form

SCHEDULE 1-2

set out in Schedule 5 to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate in or substantially in the form set out in Schedule 6 to the Agency Agreement.

On or after the date (the “Exchange Date”) which is 40 days after the later of completion of the distribution of the Notes of the relevant Tranche, as determined by the Agent pursuant to the provisions of the Agency Agreement, and receipt by the Issuer of the proceeds of such Notes, this Global Note may be exchanged in whole or in part (free of charge to Noteholders) for, as specified in the Final Terms, a Permanent Global Note in the form set out in Schedule 2 to the Agency Agreement (together with the Final Terms attached thereto), upon notice being given by Euroclear and/or Clearstream Luxembourg acting on the instructions of any holder of an interest in this Global Note.

This Global Note will only be exchangeable (free of charge to Noteholders), in whole but not in part, for Definitive Notes if the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available (an “Exchange Event”). The Issuer will promptly give notice to Noteholders in accordance with Condition 14 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) may give notice to the Agent requesting exchange. Any such exchange shall occur not later than 45 calendar days after the date of receipt of the first relevant notice by the Agent.

Presentation of this Global Note for exchange shall be made by the registered holder on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The Issuer shall procure that the Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Registrar by Clearstream Luxembourg or Euroclear a certificate confirming beneficial ownership for the purpose of compliance with Regulation S, substantially in the form set out in Schedule 5 to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Schedule 9 to the Agency Agreement, unless such certificate has already been given in accordance with the above provisions. The aggregate principal amount of Definitive Notes or interests in a Permanent Global Note issued upon an exchange of this Global Note will, subject to the terms hereof, be equal to the aggregate principal amount of this Global Note submitted by the registered holder hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note).

On an exchange of this Global Note, this Global Note shall be surrendered to the Agent and, in the case of an exchange of only part of this Global Note, a new Temporary Global Note representing the Notes for which Definitive Notes or a Permanent Global Note (as the case may be) have not been issued, shall be issued by the Registrar.

SCHEDULE 1-3

Whenever this Global Note is to be exchanged for Definitive Notes or, as the case may be, a Permanent Global Note, such Definitive Notes or Permanent Global Note shall be issued within five business days of the delivery, by or on behalf of the registered holder of this Global Note, Euroclear and/or Clearstream Luxembourg, to the Registrar of such information as is required to complete and deliver such Definitive Notes or Permanent Global Note (including, without limitation, the names and addresses of the persons in whose names the Definitive Notes or Permanent Global Note are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note at the specified office of the Agent. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Noteholder, but against such indemnity as the Registrar and the Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which each of the Registrar and the Agent has its specified office.

Any Definitive Notes issued in exchange for this Global Note will be represented by a registered certificate without coupons (a “Note Certificate”). One Note Certificate will be issued in respect of each Noteholder’s entire holding of Definitive Notes represented by this Global Note. Upon request of a Noteholder and in accordance with the provisions of the Agency Agreement, the Registrar will exchange any Noteholder’s Note Certificate for multiple Note Certificates representing the same Notes, provided that the minimum nominal amount of any Note Certificate will not be less than the Specified Denomination (as indicated in the Final Terms) and the aggregate nominal amount of all replacement Note Certificates will not exceed the nominal amount of the Note Certificate so replaced.

Notwithstanding any provision to the contrary contained in this Global Note, the Issuer irrevocably agrees, for the benefit of such Noteholders and their successors and assigns, that each Noteholder or its successors or assigns may without the consent and to the exclusion of the registered holder hereof, file any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Note represented by this Global Note which is credited to such Noteholder’s securities account with Euroclear or Clearstream Luxembourg without the production of this Global Note; provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note.

Notwithstanding Condition 14 (Notices), so long as this Global Note is held on behalf of Euroclear or Clearstream Luxembourg, notices to Noteholders of Notes represented by this Global Note may be given by delivery of the relevant notice to Euroclear or Clearstream Luxembourg, provided, however, that, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and/or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

This Global Note is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the registered holder is entitled to payment in respect of this Global Note.

SCHEDULE 1-4

The failure of the U.S. Withholding Agent to promptly provide to the relevant Issuer and the Agent with the Noteholder Tax Identification Information and Noteholder FATCA Information and to timely provide updated Noteholder Tax Identification Information or Noteholder FATCA Information, as necessary and applicable, may result in withholding from payments made in respect of such Note, including U.S. Federal withholding or back-up withholding.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“U.S. Withholding Agent” means the person or entity constituting and obligated to perform the duties of a “withholding agent” with respect to payments on the Notes within the meaning of Section 7701(a)(16) of the Code.

The Agency Agreement and this Global Note (including the Conditions) shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

This Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Registrar acting in accordance with the Agency Agreement and, if the Final Terms indicate that this Global Note is to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS WHEREOF the Issuer has caused this Temporary Global Note to be duly signed on its behalf.

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

By:
Duly authorised officer

Attest:

By:

Duly authorised officer

SCHEDULE 1-5

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Temporary Global Note is authenticated by or on behalf of the Registrar.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as Registrar

By:

Authorised Signatory

For the purposes of authentication only.

CERTIFICATE OF EFFECTUATION OF THE COMMON SAFEKEEPER1

This Temporary Global Note is effectuated by or on behalf of the common safekeeper.

as common safekeeper

By:

Authorised Signatory

For the purposes of effectuation only.

[1]	To be completed only if the Final Terms indicate that this Global Note is to be held in a manner which would allow Eurosystem eligibility effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

SCHEDULE 1-6

FORM OF TRANSFER

FOR VALUE RECEIVED ………………………………………. [name of holder], being the registered holder of this Global Note, hereby transfers to…………………………. [name of transferee] of…………………………………………………………. [address of transferee], ………………. [currency] …………………………………[amount] in principal amount of the …………………… [currency] ……………………. [amount] Notes due ……………. [maturity] (the “Notes”) of [American Honda Finance Corporation][Honda Canada Finance Inc.] (the “Issuer”) and irrevocably requests and authorises The Bank of New York Mellon (Luxembourg) S.A. in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York Mellon (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note.

1.	A representative of such registered holder should state the capacity in which he signs, e.g., as executor.

2.	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

3.	Any transfer of Notes shall be in an amount equal to the Specified Denomination in the Specified Currency, each as indicated in the applicable Final Terms, or an integral multiple of such Specified Denomination in such Specified Currency in excess thereof.

SCHEDULE 1-7

[Attached to the Global Note]

[Terms and Conditions as set out in the Base Prospectus]

[Final Terms]

[At the foot of the Terms and Conditions:]

REGISTRAR	PRINCIPAL PAYING AGENT

The Bank of New York Mellon (Luxembourg) S.A Vertigo Building Polaris, 2-4 rue Eugéne Ruppert L-2453 Luxembourg	The Bank of New York Mellon 1 Canada Square London E14 5AL United Kingdom
OTHER PAYING AGENT

The Bank of New York Mellon (Luxembourg) S.A Vertigo Building Polaris, 2-4 rue Eugéne Ruppert L-2453 Luxembourg

SCHEDULE 1-8

SCHEDULE 2

Form of Permanent Global Note

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

EURO MEDIUM TERM NOTE DUE

[year of Maturity Date/Redemption Month]

[Specified Currency and Principal Amount of Tranche]

Series No. [    ]

Tranche No. [    ]

PERMANENT GLOBAL NOTE

Registered Holder:

Address of Registered Holder:

Nominal Amount of Notes :
Represented by this
Permanent Global Note

This Global Note is a Permanent Global Note issued in respect of the nominal amount specified above of a duly authorised Series of Euro Medium Term Notes (the “Notes”) of [American Honda Finance Corporation] [Honda Canada Finance Inc.] (the “Issuer”) described, and having the provisions specified, in the Final Terms attached hereto (the “Final Terms”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 4 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.

This Permanent Global Note certifies that the Registered Holder (as specified above) is registered as the holder of such nominal amount of the Notes at the date hereof in the Register maintained by the Registrar.

Words and expressions not otherwise defined herein shall have the meanings set forth in the Conditions and/or the Final Terms.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from

SCHEDULE 2-1

time to time) dated as of August 27, 2012 and made between, inter alia, the Issuer, [American Honda Finance Corporation] [Honda Canada Finance Inc.], The Bank of New York Mellon (the “Agent”), The Bank of New York Mellon (Luxembourg) S.A. (the “Registrar”) and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the registered holder hereof on each Instalment Date the amount payable on such Instalment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Instalment Notes) and on the Maturity Date or, as the case may be, on the Interest Payment Date falling in the Redemption Month, or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and repayable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, and, if no further payment falls to be made in respect of the Notes represented by this Global Note, upon surrender of this Global Note to, or to the order of, the Registrar.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the registered holder of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.

This Global Note will be deposited with a common depositary (the “Common Depositary”) on behalf of Euroclear Bank SA/NV (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream Luxembourg”) or a depositary of any other agreed clearing system or if the applicable Final Terms indicates the Global Note is intended to be held under the new safekeeping structure, a common safekeeper (the “Common Safekeeper”) on behalf of Euroclear and Clearstream Luxembourg for credit to the respective accounts of Euroclear, Clearstream Luxembourg or such other agreed clearing system (or to such other accounts as Euroclear, Clearstream Luxembourg or such other agreed clearing system may have directed). Any reference herein to Euroclear and Clearstream Luxembourg shall be deemed to include a reference to any such agreed clearing system.

The Notes represented by this Global Note were originally represented by one or more Temporary Global Notes (each Tranche of Notes comprised in the Series of Notes to which this Global Note relates having been originally represented by one Temporary Global Note). Unless any such Temporary Global Note was exchanged in whole on the issue hereof, an interest in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for an interest in a Permanent Global Note. The Issuer shall procure that the Registrar shall cancel this Global Note and issue a replacement Permanent Global Note in exchange herefor with an increased nominal amount to reflect such additional exchange and shall update the Register accordingly, whereupon this Global Note shall be cancelled.

This Global Note will be exchangeable (free of charge to Noteholders), in whole but not in part, for Definitive Notes if the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to

SCHEDULE 2-2

cease business or have in fact done so and no successor clearing system is available (an “Exchange Event”). The Issuer will promptly give notice to Noteholders in accordance with Condition 14 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) may give notice to the Agent requesting exchange. Any such exchange shall occur not later than 45 calendar days after the date of receipt of the first relevant notice by the Agent.

On an exchange of this Global Note, this Global Note shall be surrendered to the Agent and, in the case of an exchange of only part of this Global Note, a new Permanent Global Note representing the Notes for which Definitive Notes have not been issued, shall be issued by the Registrar.

Whenever this Global Note is to be exchanged for Definitive Notes, such Definitive Notes shall be issued within five business days of the delivery, by or on behalf of the registered holder of this Global Note, Euroclear and/or Clearstream Luxembourg, to the Registrar of such information as is required to complete and deliver such Definitive Notes (including, without limitation, the names and addresses of the persons in whose names the Definitive Notes are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note at the specified office of the Agent. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Noteholder, but against such indemnity as the Registrar and the Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which each of the Registrar and the Agent has its specified office.

Any Definitive Notes issued in exchange for this Global Note will be represented by a registered certificate without coupons (a “Note Certificate”). One Note Certificate will be issued in respect of each Noteholder’s entire holding of Definitive Notes represented by this Global Note. Upon request of a Noteholder and in accordance with the provisions of the Agency Agreement the Registrar will exchange any Noteholder’s Note Certificate for multiple Note Certificates representing the same Definitive Notes, provided that the minimum nominal amount of any Note Certificate will not be less than the Specified Denomination (as indicated in the Final Terms) and the aggregate nominal amount of all replacement Note Certificates will not exceed the nominal amount of the Note Certificate so replaced.

Notwithstanding any provision to the contrary contained in this Global Note, the Issuer irrevocably agrees, for the benefit of such Noteholders and their successors and assigns, that each Noteholder or its successors or assigns may without the consent and to the exclusion of the registered holder hereof, file any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Note represented by this Global Note which is credited to such Noteholder’s securities account with Euroclear or Clearstream Luxembourg without the production of this Global Note; provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note.

SCHEDULE 2-3

Notwithstanding Condition 14 (Notices), so long as this Global Note is held on behalf of Euroclear or Clearstream Luxembourg, notices to Noteholders of Notes represented by this Global Note may be given by delivery of the relevant notice to Euroclear or Clearstream Luxembourg, provided, however, that, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and/or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

This Global Note is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the registered holder is entitled to payment in respect of this Global Note.

The failure of the U.S. Withholding Agent to promptly provide to the relevant Issuer and the Agent with the Noteholder Tax Identification Information and Noteholder FATCA Information and to timely provide updated Noteholder Tax Identification Information or Noteholder FATCA Information, as necessary and applicable, may result in withholding from payments made in respect of such Note, including U.S. Federal withholding or back-up withholding.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“U.S. Withholding Agent” means the person or entity constituting and obligated to perform the duties of a “withholding agent” with respect to payments on the Notes within the meaning of Section 7701(a)(16) of the Code.

The Agency Agreement and this Global Note (including the Conditions) shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

This Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Registrar acting in accordance with the Agency Agreement and, if the Final Terms indicate that this Global Note is to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

SCHEDULE 2-4

IN WITNESS WHEREOF the Issuer has caused this Global Note to be duly signed on its behalf.

[AMERICAN HONDA FINANCE CORPORATION] [HONDA CANADA FINANCE INC.]

By:
Duly authorised officer

Attest:

By:
Duly authorised officer

SCHEDULE 2.5

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Permanent Global Note is authenticated by or on behalf of the Registrar.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as Registrar

By:
Authorised Signatory

For the purposes of authentication only.

CERTIFICATE OF EFFECTUATION OF THE COMMON SAFEKEEPER1

This Permanent Global Note is effectuated by or on behalf of the common safekeeper.

________________________________________

as common safekeeper

By:
Authorised Signatory

For the purposes of effectuation only.

[1]	To be completed only if the Final Terms indicate that this Global Note is to be held in a manner which would allow Eurosystem eligibility effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

SCHEDULE 2-6

FORM OF TRANSFER

FOR VALUE RECEIVED ……………………………………….[name of holder], being the registered holder of this Global Note, hereby transfers to…………………………………………………………………………………………………… ……………………………………….[name of transferee] of…………………………………………………………………………………………………. ……………………………………………………………………………………………………… ……………………………….[address of transferee],

……………….[currency] …………………………[amount] in principal amount of the

.………………[currency] ……………. [amount] Notes due ……………….[maturity] (the “Notes”) of [American Honda Finance Corporation] [Honda Canada Finance Inc.] (the “Issuer”) and irrevocably requests and authorises The Bank of New York Mellon (Luxembourg) S.A. in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York Mellon (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: …………………

By: …………………….

(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note.

1.	A representative of such registered holder should state the capacity in which he signs, e.g., as executor.

2.	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

3.	Any transfer of Notes shall be in an amount equal to the Specified Denomination in the Specified Currency, each as indicated in the applicable Final Terms, or an integral multiple of such Specified Denomination in such Specified Currency in excess thereof.

SCHEDULE 2-7

[Attached to the Global Note]

[Terms and Conditions as set out in the Base Prospectus]

[Final Terms]

[At the foot of the Terms and Conditions:]

REGISTRAR	PRINCIPAL PAYING AGENT

The Bank of New York Mellon (Luxembourg) S.A Vertigo Building Polaris, 2-4 rue Eugéne Ruppert L-2453 Luxembourg	The Bank of New York Mellon 1 Canada Square London E14 5AL United Kingdom

OTHER PAYING AGENT

The Bank of New York Mellon (Luxembourg) S.A

Vertigo Building

Polaris, 2-4 rue Eugéne Ruppert

L-2453 Luxembourg

SCHEDULE 2-8

SCHEDULE 3

Form of Definitive Note

Serial Number:

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

[Specified Currency and Principal Amount of Tranche]

EURO MEDIUM TERM NOTE DUE

[year of Maturity

Date/Redemption Month]

Series No. [    ]

Tranche No. [    ]

This Note Certificate is issued in respect of the [currency] [amount] [[—]] Notes due [maturity] (the “Notes”) of [American Honda Finance Corporation] [Honda Canada Finance Inc.] (the “Issuer”). References herein to the Conditions shall be subject to the Terms and Conditions of the Notes endorsed hereon as modified and supplemented by the information set out in the Final Terms incorporated hereon, but in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the Final Terms will prevail.

This Note Certificate is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of August 27, 2012, and made between, inter alia, the Issuer, [American Honda Finance Corporation] [Honda Canada Finance Inc.], The Bank of New York Mellon (the “Agent”), The Bank of New York Mellon (Luxembourg) S.A. (the “Registrar”) and the other agents named therein.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

SCHEDULE 3-1

[currency][amount]

(                                                                           [currency and amount in words])

in aggregate principal amount of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the Holder on each Instalment Date the amount payable on such Instalment Date (if the Notes represented by this Note Certificate are Instalment Notes) and on the Maturity Date or, as the case may be, on the Interest Payment Date falling in the Redemption Month, or on such earlier date as the Notes represented by this Note Certificate may become due and repayable in accordance with the Conditions, the amount payable on redemption of the Notes represented by this Note Certificate, and to pay interest (if any) on the Notes represented by this Note Certificate calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

The failure of the U.S. Withholding Agent to promptly provide to the relevant Issuer and the Agent with the Noteholder Tax Identification Information and Noteholder FATCA Information and to timely provide updated Noteholder Tax Identification Information or Noteholder FATCA Information, as necessary and applicable, may result in withholding from payments made in respect of such Note, including U.S. Federal withholding or back-up withholding.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“U.S. Withholding Agent” means the person or entity constituting and obligated to perform the duties of a “withholding agent” with respect to payments on the Notes within the meaning of Section 7701(a)(16) of the Code.

The Agency Agreement and this Note Certificate (and the Notes represented hereby), including the Conditions, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

The obligations under this Note Certificate shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Registrar acting in accordance with the Agency Agreement.

SCHEDULE 3-2

IN WITNESS WHEREOF the Issuer has caused this Note Certificate to be duly signed on its behalf.

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

By:
Duly authorised officer

Attest:

By:
Duly authorised officer

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Note Certificate is authenticated by or on behalf of the Agent.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Registrar

By:
Authorised Signatory

For the purposes of authentication only.

SCHEDULE 3-3

FORM OF TRANSFER

FOR VALUE RECEIVED ……………………………………….[name of holder], being the registered holder of this Note Certificate, hereby transfers to…………………………………………………………………………………………………… ……………………………………….[name of transferee] of…………………………………………………………………………………………………. ……………………………………………………………………………………………………… ……………………………….[address of transferee],

……………….[currency] …………………………[amount] in principal amount of the

.………………[currency] ……………. [amount] [title] Notes due …………….[maturity] (the “Notes”) of [American Honda Finance Corporation][Honda Canada Finance Inc.] (the “Issuer”) and irrevocably requests and authorises The Bank of New York Mellon (Luxembourg) S.A. in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York Mellon (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: ……………………….

By:      …………………….

  (duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

1.	A representative of such registered holder should state the capacity in which he signs, e.g., as executor.

2.	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

3.	Any transfer of Notes shall be in an amount equal to the Specified Denomination in the Specified Currency, each as indicated in the applicable Final Terms, or an integral multiple of such Specified Denomination in such Specified Currency in excess thereof.

SCHEDULE 3-4

[Attached to the Global Note]

[Terms and Conditions as set out in the Base Prospectus]

[Final Terms]

[At the foot of the Terms and Conditions:]

REGISTRAR The Bank of New York Mellon	PRINCIPAL PAYING AGENT The Bank of New York Mellon
(Luxembourg) S.A Vertigo Building Polaris, 2-4 rue Eugéne Ruppert L-2453 Luxembourg	1 Canada Square London E14 5AL United Kingdom

OTHER PAYING AGENT The Bank of New York Mellon (Luxembourg) S.A
Vertigo Building Polaris, 2-4 rue Eugéne Ruppert L-2453 Luxembourg

SCHEDULE 3-5

SCHEDULE 4

Terms and Conditions of the Notes

The following are the Terms and Conditions of Notes to be issued by either Issuer, as completed by the applicable Final Terms. The Terms and Conditions of the Notes in each Tranche will be incorporated by reference into each Global Note (as defined below) representing the Notes in that Tranche and will be attached to or endorsed upon each Note (as defined below) in definitive form (a “Definitive Note”) in the Tranche. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and Definitive Note, as applicable.

This Note is one of a series of notes (the “Notes”) issued by American Honda Finance Corporation (“AHFC”) or Honda Canada Finance Inc. (“HCFI”) (each, an “Issuer” and collectively, the “Issuers”) pursuant to the Agency Agreement (as defined below). References herein to the “Notes” shall be references to the Notes of this Series (as defined below) and shall mean: (i) in relation to any Notes represented by a global note (a “Global Note”), units of the lowest Specified Denomination in the Specified Currency, (ii) any Definitive Notes issued in exchange (or part exchange) for a Global Note and (iii) any Global Note. The Definitive Notes shall be represented by a registered certificate without interest coupons (a “Note Certificate”). Only one Note Certificate will be issued in respect of each Noteholder’s entire holding of Definitive Notes of a particular Series; provided that, the Registrar will, upon request of a Noteholder and in accordance with the provisions of the Agency Agreement, exchange such Noteholder’s Note Certificate for multiple Note Certificates, provided that the minimum nominal amount of any Note Certificate may not be less than the applicable Specified Denomination (as indicated in the applicable Final Terms) and the aggregate nominal amount of all replacement Note Certificates may not exceed the nominal amount of the Note Certificate so replaced. The Notes have the benefit of an Amended and Restated Agency Agreement dated as of August 27, 2012 (as amended and/or supplemented from time to time, the “Agency Agreement”), and made between, amongst others, the Issuers, The Bank of New York Mellon, as issuing and principal paying agent (the “Agent”, which expression shall include any successor agent), the other paying agents named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), and The Bank of New York Mellon (Luxembourg) S.A. as registrar (the “Registrar”, which expression shall include any successor registrar). Notes issued by AHFC will have the benefit of a Keep Well Agreement dated as of September 9, 2005 between AHFC and the Parent (as it may be further amended and/or supplemented from time to time, the “AHFC Support Agreement”). Notes issued by HCFI will have the benefit of a Keep Well Agreement dated as of September 26, 2005 between HCFI and the Parent (as it may be further amended and/or supplemented from time to time, the “HCFI Support Agreement”). Pursuant to the AHFC Support Agreement and the HCFI Support Agreement (collectively the “Support Agreements”), among other things, the Parent will cause AHFC and HCFI, as applicable, to meet their obligations under certain debt for borrowed money that the Parent has confirmed in writing as being covered by the Support Agreements, as applicable. Neither Support Agreement is a guarantee in respect of the Notes.

SCHEDULE 4-1

Any reference herein to “Noteholders” shall mean the persons in whose name such Notes are registered, and, in relation to any Notes represented by a Global Note, be construed as provided below.

The applicable Final Terms (the “Final Terms”) for this Note are attached hereto or endorsed hereon and complete these Terms and Conditions. References herein to the “applicable Final Terms” are to the Final Terms attached hereto or endorsed hereon.

As used herein, “Series” means a Tranche of Notes, together with any further Tranche or Tranches of Notes, which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Notes of the relevant Series” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means Notes (whether in global or definitive form or both) which are identical in all respects (including as to listing).

Copies of the Agency Agreement, the Operating and Administrative Procedures Memorandum (which contains the form of the Final Terms) and the Support Agreements are available for inspection at the specified offices of each of the Agent and the other Paying Agents. Copies of the Final Terms applicable to this Note are available for inspection at and obtainable from the specified offices of each of the Agent and the other Paying Agents, save that, if this Note is an unlisted Note of any Series, the applicable Final Terms will only be available for inspection and obtainable by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Agent or the relevant other Paying Agent (as the case may be) as to its holding of such Notes and identity. The Noteholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement and the applicable Final Terms, which are binding on them.

Words and expressions defined in the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated; provided that, in the event of inconsistency between the Agency Agreement and the Operating and Administrative Procedures Memorandum, the Agency Agreement shall prevail and, in the event of inconsistency between the Agency Agreement or the Operating and Administrative Procedures Memorandum and the applicable Final Terms, the applicable Final Terms shall prevail.

1.	Form, Denomination and Title

The Notes will be issued in registered form. This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest/Payment Basis specified in the applicable Final Terms.

Subject as set out below, title to the Notes shall, subject to any mandatory rules of law, will pass by registration in the applicable register (the “Register”) that the applicable Issuer shall procure to be kept by the Registrar outside the United Kingdom in accordance with the provisions of the Agency Agreement.

SCHEDULE 4-2

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuers, the Registrar and any Paying Agent, as applicable, as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the registered holder of the relevant Global Note shall be treated by the Issuers, the Agent, the Registrar and any Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant Global Note (and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly).

Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the relevant Issuer and the Agent or Registrar, as applicable.

2.	Transfer of Notes

(a)	Notes held in Euroclear and Clearstream, Luxembourg

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

(b)	Transfer of Definitive Notes represented by a Note Certificate

Transfers of Definitive Notes that are represented by a Note Certificate are effected upon (i) the surrender (at the specified office of each of the Paying Agents) of the Note Certificate representing such Definitive Notes to be transferred together with the form of transfer (which shall be available at the specified office of each of the Paying Agents) endorsed on such Note Certificate (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar may reasonably require, (ii) the recording of such transfer in the Register and (iii) issuance to the transferee of a new Note Certificate representing such transferred Definitive Notes.

(c)	Partial Transfer of Definitive Notes represented by a Note Certificate

In the case of a transfer of only part of a holding of Definitive Notes represented by one Note Certificate, a new Note Certificate shall be issued to the transferee in respect of the part transferred and a further new Note Certificate in respect of the balance of the holding not transferred shall be issued to the transferor.

SCHEDULE 4-3

(d)	Delivery of New Note Certificates

Each new Note Certificate to be issued pursuant to this Condition 2 shall be available for delivery within three Business Days of receipt of the form of transfer and surrender of the Note Certificate for exchange. Delivery of the new Note Certificate(s) shall be made at the specified office of the Paying Agent to whom delivery or surrender of such request for exchange, form of transfer, or Note Certificate shall have been made or, at the option of the Noteholder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer or otherwise in writing, be mailed by uninsured post at the risk of the Noteholder entitled to the new Note Certificate (as applicable) to such address as may be so specified, unless such Noteholder requests otherwise and pays in advance to the relevant Paying Agent the costs of such other method of delivery and/or such insurance as it may specify.

(e)	Closed Periods in respect of Definitive Notes represented by Note Certificates

No Noteholder may require the transfer of a Definitive Note represented by a Note Certificate to be registered:

(i)	during the period of 15 calendar days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note;

(ii)	during the period of 15 calendar days before any date on which the Notes may be called for redemption by the Issuer at its option pursuant to Condition 7(d) (Redemption at the Option of the Issuer);

(iii)	after any such Note has been called for redemption; or

(iv)	during the period of seven days ending on (and including) any Record Date (as defined in Condition 6(b)(iii)).

(f)	Exchange Free of Charge

Exchange and transfer of Notes on registration, transfer, partial redemption, settlement or exercise of an option (as applicable) shall be effected without charge by or on behalf of the Issuer, the Paying Agents or the Registrar, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Paying Agents and the Registrar may require).

3.	Status of the Notes

Subject to Condition 4 (Negative Pledge), the Notes are direct, unconditional, unsubordinated and unsecured obligations of the relevant Issuer and rank pari passu and rateably without any preference among themselves and (subject to such exceptions as from time to time exist under applicable law) equally with all other unsecured obligations (other than subordinated obligations, if any) of such Issuer from time to time outstanding. The Notes are not guaranteed by the Parent, but AHFC and HCFI each have the benefit of a Support Agreement with the Parent.

SCHEDULE 4-4

4.	Negative Pledge

The Issuers will not, so long as any of the Notes remain outstanding (as defined in the Agency Agreement), create or permit to be outstanding, any mortgage, charge, pledge or other security interest (each, a “Lien”) upon the whole or any part of their respective properties, assets or revenues, present or future, to secure (i) payment of any sum due in respect of any Indebtedness or (ii) payment under any guarantee of any Indebtedness or (iii) any payment under any indemnity or other like obligations relating to any Indebtedness, unless in each case at the same time the Notes are secured equally and rateably so as to rank pari passu with such Indebtedness or such guarantee or indemnity or other like obligations for so long as such Indebtedness or such other obligations are so secured; provided, however, that such covenant will not apply to Liens securing Indebtedness (or securing any refunding or extensions of such obligations not exceeding the principal amount of the obligations so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same) which, after giving effect to the initial incurrence of such obligations, does not in the aggregate, with respect to both Issuers, exceed 30 per cent. of AHFC’s Consolidated Net Tangible Assets (as defined below) and also will not apply to:

(i)	Liens arising out of judgments or awards against the relevant Issuer with respect to which the relevant Issuer is in good faith prosecuting an appeal or proceeding for review or Liens incurred by the relevant Issuer for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the relevant Issuer is a party;

(ii)	Liens for taxes not yet subject to penalties for non-payment or which are contested;

(iii)	any Lien or charge on any property, tangible or intangible, which may arise as a result of a transaction involving a transfer of assets by the relevant Issuer if such transfer of assets is treated as a sale in accordance with generally accepted accounting principles in the country of the relevant Issuer or if such transfer of assets is to an entity that issues ABS Obligations backed by such assets and such ABS Obligations are Non-recourse to each of the Issuers;

(iv)	the pledge of receivables payable in currencies other than U.S. Dollars to secure borrowings in countries other than the United States of America or its possessions (the “United States”);

(v)	any Lien securing the performance of any contract or undertaking not, directly or indirectly, in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

(vi)	any Lien securing the performance of any operating facility or term line of credit with any bank in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

(vii)	any Lien to secure non-recourse obligations in connection with the relevant Issuer’s engaging in leveraged or single-investor lease transactions;

SCHEDULE 4-5

(viii)	any Liens and restrictions on property acquired or sold by the relevant Issuer resulting from the exercise of any rights arising out of defaults on receivables or leases;

(ix)	any Liens to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks to which the relevant Issuer or any subsidiary thereof is exposed in the conduct of its business or the management of its liabilities; and

(x)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (ix) inclusive; provided, however, that the amount of any and all obligations and indebtedness secured thereby does not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property) and provided further, that each Issuer is free to substitute collateral of equal value for the existing collateral in any transaction covered by the foregoing clauses (i) to (ix) inclusive.

For the purposes of the foregoing provision, “Indebtedness” means any indebtedness in the form of, or represented by, bonds, notes, debentures or other similar securities (with a stated maturity of more than one year from the creation thereof) which are for the time being, or are intended to be, quoted, listed or ordinarily dealt in or traded on any stock exchange or on an over-the-counter or other securities market and either (i) are denominated or contain a right or requirement for any payment in respect thereof to be made in any currency other than U.S. Dollars or (in the case of HCFI) Canadian Dollars or (ii) are initially offered or distributed, directly or indirectly, primarily to persons resident outside the country of incorporation of the relevant Issuer and “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortised debt discount and expense and other like intangibles of AHFC and its consolidated subsidiaries calculated as of the date of the most recently prepared quarterly financial statements of AHFC.

For purposes of clause (iii) of the foregoing provision, the following terms have the meanings indicated below:

“ABS Obligations” means any security or other obligation that is (i) issued by a trust or entity created for the special purpose of issuing such security or obligation (regardless of whether it may also issue others of the same or another series or class), (ii) secured by specific assets transferred to such trust or entity by an Issuer in connection with the issuance of such security or obligation, and (iii) payable by its terms solely from specified assets (including such security) of such trust or entity and, if applicable, specified third-party credit support.

“Non-recourse” in respect of an Issuer and any ABS Obligation means that such Issuer has no obligation in respect of any payment due on such ABS Obligation and the holders thereof have so agreed (or are deemed to have so agreed by acquiring such ABS Obligation).

SCHEDULE 4-6

5.	Interest

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrears on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

The amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount, unless no such amount is specified in the applicable Final Terms. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

Except in the case of Notes where a Fixed Coupon Amount or Broken Amount is specified in the relevant Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(A)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or

(B)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, in accordance with ISDA convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

In these Conditions:

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5(a) for any period of time (from and including the first day of such period to but excluding the last day of such period) (whether or not constituting an Interest Period, the (“Calculation Period”):

(i)	if “30/360” is specified in the applicable Final Terms, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months).

(ii)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

SCHEDULE 4-7

(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (i) the number of days in such Determination Period and (ii) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends:

(A)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(B)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year.

(iii)	if “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the term shall have the meaning provided in Condition 5(b)(iv)(1).

“Determination Period” means the period from (and including) a Determination Date (as specified in the relevant Final Terms) to (but excluding) the next following Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

“Fixed Interest Period” means the period from and including an Interest Payment Date (or the Interest Commencement Date) to but excluding the next (or first) Interest Payment Date.

“sub-unit” means, with respect to any currency the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

SCHEDULE 4-8

(b)	Interest on Floating Rate Notes

(i)	Interest Payment Dates

Each Floating Rate Note bears interest on its nominal amount from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)	if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls on the date following the number of months or other period specified as the Interest Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the First Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or, in the case of the First Interest Payment Date, the Interest Commencement Date) to (but excluding) the next (or First) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month on which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)	in any case where Interest Periods are specified in accordance with Condition 5(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of 5(b)(ii)(B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls in the Interest Period after the preceding applicable Interest Payment Date occurred;

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day;

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it

SCHEDULE 4-9

would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In this Condition, “Business Day” means a day which is both:

(a)	a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

(b)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and which, if the Specified Currency is Australian Dollars or New Zealand Dollars, shall be Sydney and Wellington or Auckland, respectively) or (2) in relation to interest payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system thereto (the “TARGET System”), is open.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined by ISDA Determination or Screen Rate Determination as specified in the applicable Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent or other person specified in the applicable Final Terms under an interest rate swap transaction if the Agent or that other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions as amended and updated as at the Issue Date of the first Tranche of the Notes, published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”), and under which:

SCHEDULE 4-10

(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is a period equal to that Interest Period; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date in question (or such other time in any Relevant Financial Centre as may be specified in the applicable Final Terms) plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only such quotation) and the lowest (or, if there is more than one such lowest quotation, one only such quotation) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

For the purposes of this sub-paragraph (B), “Relevant Time” means 11:00 a.m. London time, in the case of LIBOR, 11:00 a.m. Brussels Time, in the case of EURIBOR, or such other time as may be specified in the applicable Final Terms, in all other cases. If the Relevant Screen Page is not available or if no such offered quotation appears or fewer than three

SCHEDULE 4-11

such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Agent shall request the principal London office of each of the Reference Banks to provide the Agent with its offered quotation (expressed as a percentage rate per annum) at approximately the Relevant Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Relevant Time on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered quotations, the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately the Relevant Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the relevant Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(iii)	Minimum and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such

SCHEDULE 4-12

Interest Period determined in accordance with the provisions of paragraph (ii) is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and Calculation of Interest Amount

The Agent, in the case of Floating Rate Notes, will, on or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to the aggregate outstanding nominal amount of the Notes represented by a Global Note or, as the case may be, a Note Certificate and multiply such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, in accordance with ISDA convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5(b) for any period of time (from and including the first day of such period to but excluding the last day of such period) (whether or not constituting an Interest Period, the “Calculation Period”):

(1)	if “Actual/365”, “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(2)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Calculation Period divided by 365;

(3)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

SCHEDULE 4-13

(4)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Calculation Period divided by 360;

(5)	if “30/360”, “360/360” or “Bond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1”	is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2”	is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1”	is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2”	is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1”	is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2”

is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(6)	if “30E/360” or “Eurobond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1”	is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2”	is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1”	is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

SCHEDULE 4-14

“M2”	is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1”	is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2”	is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30;

(7)	if “30E/360 (ISDA)” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1”	is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2”	is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1”	is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2”	is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1”	is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2”

is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(v)	Notification of Rate of Interest and Interest Amount

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange or competent listing authority on or by which the relevant Floating Rate Notes are for the time being listed and notice thereof to be

SCHEDULE 4-15

published in accordance with Condition 13 (Notices) as soon as possible after their determination but in no event later than the fourth London Business Day (being a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London) thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or competent listing authority on or by which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13 (Notices).

(vi)	Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b) whether by the Agent or the Calculation Agent, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuers, the Agent, the Calculation Agent (if applicable), the other Paying Agents, the Registrar and all Noteholders, and (in the absence as aforesaid) no liability to the Issuers, the Noteholders shall attach to the Agent or the Calculation Agent in connection with the exercise by it of its powers, duties and discretions pursuant to such provisions.

(vi)	Limitations on Interest

In addition to any maximum Rate of Interest which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on such Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25 per cent. per annum on a simple interest basis, with certain exceptions. This limit may not apply to Floating Rate Notes in which U.S.$2,500,000 or more has been invested.

(c)	Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(1)	the date on which all amounts due in respect of such Note have been paid; and

(2)	five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given in accordance with Condition 13 (Notices) or individually.

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(d)	Interest Act (Canada) Disclosure

For the purposes of disclosure pursuant to the Interest Act (Canada), where in respect of any Note issued by HCFI a rate of interest is to be calculated on the basis of any period other than a full calendar year, the yearly rate of interest to which the rate for such period is equivalent is such rate multiplied by the number of days in the calendar year for which such calculation is made divided by the number of days comprising such other period.

6.	Payments

(a)	Method of Payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (if other than London and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Wellington or Auckland, respectively); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be made in accordance with any laws, regulations or administrative practices applicable to the Issuer and the Paying Agent in respect thereof, including the requirements applicable under Japanese tax law, but without prejudice to the provisions of Condition 8 (Taxation).

(b)	Payments in respect of Notes

(i)	Payments in respect of Definitive Notes represented by Note Certificates

All payments in respect of a Definitive Note represented by a Note Certificate will be made as provided in (iii) below and, if no further payment falls to be made in respect of the Definitive Notes, upon surrender of the relevant Note Certificate to or to the order of the Registrar. On each occasion on which a payment of principal or interest is made in respect of a Definitive Note, the Issuer shall procure that the payment is noted in a schedule thereto.

(ii)	Payments in respect of Global Notes

All payments in respect of a Global Note will be made as provided in (iii) below and, if no further payment falls to be made in respect of the Global Notes, upon surrender of that Global Note to or to the order of the Registrar. On each occasion on which a payment of principal or interest is made in respect of a Global Note, the Issuer shall procure that the payment is noted in the Register.

SCHEDULE 4-17

(iii)	Record Date

Each payment will be made to, in respect of a Definitive Note represented by a Note Certificate, the person shown as the Noteholder in the Register at the opening of business in the place of the Registrar’s specified office on the fifteenth day before the due date for such payment (such date being the “Record Date” for Definitive Notes) and, in the case of a Global Note, the person shown as the Noteholder in the Register at the close of business on the business day for the relevant clearing system (being a day on which Euroclear or Clearstream, Luxembourg, as applicable, is open for business) immediately preceding the due date for payment (such date being the “Record Date” for Global Notes). Where payment is to be made by cheque, the cheque will be mailed to the address shown as the address of the Noteholder in the Register on the relevant Record Date.

(c)	Payment Day

If the date for payment of any amount in respect of any Note is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes “Payment Day” means any day which (subject to Condition 9 (Prescription)) is:

(i)	a day (other than Saturday and Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in any Additional Financial Centre specified in the applicable Final Terms; and

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian Dollars or New Zealand Dollars, shall be Sydney and Wellington or Auckland, respectively) or (2) in relation to interest payable in euro, a day on which the TARGET System is open.

(d)	Interpretation of Principal and Interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any Additional Amounts which may be payable with respect to principal under Condition 8 (Taxation);

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

SCHEDULE 4-18

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in part, the Minimum Redemption Amount and the Maximum Redemption Amount;

(vi)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vii)	in relation to Zero Coupon Notes, the Early Redemption Amount (as defined in Condition 7(g)(iii)); and

(viii)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable with respect to interest under Condition 8 (Taxation).

7.	Redemption and Purchase

(a)	At Maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Final Terms in the relevant Specified Currency on the Maturity Date (in the case of a Note other than a Floating Rate Note) or on the Interest Payment Date falling on or about the Maturity Date (in the case of a Floating Rate Note).

(b)	Redemption for Tax Reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), on giving not less than 30 nor more than 60 days’ notice to the Agent and, in accordance with Condition 13 (Notices), the Noteholders (which notice shall be irrevocable), if:

(i)	on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay U.S. Additional Amounts or Canadian Additional Amounts, as the case may be (as provided or referred to in Condition 8 (Taxation)), as a result of any change in, or amendment to, the laws or regulations of the country of incorporation of the Issuer or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the applicable Tranche of Notes; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it;

SCHEDULE 4-19

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts (as provided or referred to in Condition 8 (Taxation)) were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 7(b), the Issuer shall deliver to the Agent a certificate signed by two Directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts (relating to the relevant jurisdiction of the Issuer) showing that the conditions precedent to the right of the Issuer so to redeem have occurred.

Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (g) below together (if appropriate) with interest accrued to (but excluding) the date of redemption and any Additional Amounts (as provided or referred to in Condition 8 (Taxation)).

(c)	[Reserved]

(d)	Redemption at the Option of the Issuer (Issuer Call)

If an Issuer is specified in the applicable Final Terms as having an option to redeem the related Notes, such Issuer may, having given:

(i)	not less than 30 nor more than 60 days’ notice in accordance with Condition 13 (Notices) to the Noteholders or such other period of notice as is specified in the applicable Final Terms; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Agent and the Registrar, if applicable;

(both of which notices shall be irrevocable), redeem all or some only of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s). Any such redemption must be of a nominal amount equal to the Minimum Redemption Amount or a Maximum Redemption Amount, in each case as indicated in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (the “Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by a Note Certificate, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a Global Note, not more than 60 days prior to the date fixed for redemption (such date of selection, the “Selection Date”). In the case of Redeemed Notes represented by a Note Certificate, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 (Notices) not less than 30 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by a Note Certificate shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of a Note Certificate outstanding bears to the aggregate nominal amount of all the Notes

SCHEDULE 4-20

outstanding (as the case may be), in each case on the Selection Date; provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this sub-paragraph (d) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 (Notices) at least 10 days prior to the Selection Date.

(e)	Redemption at the Option of the Noteholders (Noteholder Put)

If the Noteholders are specified in the applicable Final Terms as having an option to redeem, upon the holder of any Note giving to the Issuer in accordance with Condition 13 (Notices) not less than 30 nor more than 60 days’ notice or such other period of notice as is specified in the applicable Final Terms (which notice shall be irrevocable), the Issuer will, upon the expiry of such notice, redeem in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in the applicable Final Terms, together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

If this Note is represented by a Note Certificate and held outside Euroclear and Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must deliver in respect of Definitive Notes represented by Note Certificates, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly signed and completed Put Notice and in which the holder must specify a bank account (or, if payment is required by cheque, an address) to which payment is to be made under this Condition 7(e) accompanied by the relevant Note Certificate.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on the Noteholder’s instruction by Euroclear or Clearstream, Luxembourg or any common depositary or its nominee or common safekeeper, as the case may be, for them to notify the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg by a holder of any Note pursuant to this paragraph (e) shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such Noteholder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this paragraph (e) and instead to declare such Note forthwith due and payable pursuant to Condition 10 (Events of Default).

SCHEDULE 4-21

(f)	Exercise of Options or Partial Redemption in respect of Definitive Notes

In the case of an exercise of an Issuer Call or Noteholder Put in respect of, or a partial redemption of, a holding of Notes represented by a single Note Certificate, a new Note Certificate shall be issued to the Noteholder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. A new Note Certificate shall only be issued against surrender of the existing Note Certificate to the Principal Paying Agent (acting on behalf of the Registrar). In the case of a transfer of Definitive Notes to a person who is already a holder of Definitive Notes, a new Note Certificate representing the enlarged holding shall only be issued against surrender of the Note Certificate representing the existing holding.

(g)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 10 (Events of Default), each Note will be redeemed at the Early Redemption Amount calculated as follows:

(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in the applicable Final Terms or, if no such amount is so specified in the Final Terms, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

“RP” means the Reference Price;

“AY” means the Accrual Yield expressed as a decimal; and

“y” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360.

(h)	Instalments

If the Notes are repayable in instalments, they will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Final Terms. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (g) above.

SCHEDULE 4-22

(i)	Purchases

The Issuers and any of their respective affiliates may at any time purchase Notes at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the relevant Issuer, surrendered to any Paying Agent for cancellation.

(j)	Cancellation

All Notes which are redeemed or purchased as aforesaid will forthwith be cancelled. All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (i) above shall be forwarded to the Agent and cannot be reissued or resold.

(k)	Late Payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c), (d) or (e) above or upon its becoming due and repayable as provided in Condition 10 (Events of Default) is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (g)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Note has been received by the Agent and notice to that effect has been given to the Noteholder in accordance with Condition 13 (Notices) or individually.

8.	Taxation

(a)	United States Taxation

Where AHFC is required to make payment of the principal of and interest on a Note, AHFC will, subject to the exceptions and limitations set forth below, pay as additional interest such additional amounts (the “U.S. Additional Amounts”) as are necessary in order that the net amount of such payment by AHFC or any Paying Agent of the principal of and interest on a Note to a holder who is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States (as such term is defined below), or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided for in such Note to be then due and payable; provided, however, that the foregoing obligation to pay U.S. Additional Amounts shall not apply:

SCHEDULE 4-23

(i)	to any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:

(A)	being or having been present or engaged in a trade or business in the United States or having had a permanent establishment therein;

(B)	having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof;

(C)	being or having been, for United States federal income tax purposes, a “controlled foreign corporation”, a “passive foreign investment company”, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organisation; or

(D)	an actual or a constructive “10 per cent. shareholder” of AHFC, as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

(ii)	to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of the Note would not have been entitled to the payment of a U.S. Additional Amount had such beneficiary, settlor, member or beneficial owner been the holder of such Note;

(iii)	to any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder, to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the holder or a beneficial owner of such Note, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

(iv)	to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(v)	to any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

SCHEDULE 4-24

(vi)	to any tax, assessment or governmental charge that is payable otherwise than by withholding by AHFC or a Paying Agent from the payment of the principal of or interest on such Note;

(vii)	to any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the EC Council Directive 2003/48/EC on taxation of savings income in the form of interest payments (the “EU Savings Directive”) or any law implementing, complying with or introduced in order to conform to the EU Savings Directive or any arrangements entered into between the Member States and certain other third countries and territories in connection with the EU Savings Directive;

(viii)	to any tax, assessment or governmental charge required to be withheld by any Paying Agent from such payment of principal of or interest on any Note, if such payment can be made without such withholding by any other Paying Agent;

(ix)	to any withholding or deduction on or in respect of any Note pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations, administrative guidance and official interpretations promulgated thereunder (“FATCA”) or any agreement between AHFC and the United States or any authority thereof entered into for FATCA purposes; or

(x)	to any tax imposed as a result of any combination of the above.

As used in this Condition 8(a), “United States” means the United States of America and the States thereof (including the District of Columbia) and “United States Alien” means any corporation, partnership, individual or fiduciary that, as to the United States, is for United States federal income tax purposes (A) a foreign corporation, (B) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, (C) a non-resident alien individual, or (D) a non-resident alien fiduciary of a foreign estate or trust.

(b)	Canadian Taxation

All payments of principal and interest by HCFI will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of Canada or any province, territory or other political subdivision or any authority thereof or therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the interpretation or administration thereof. In that event, HCFI will, subject to the right of redemption set out in Condition 7 (Redemption and Purchase) pay such additional amounts (the “Canadian Additional Amounts” and, together with the U.S. Additional Amounts, the “Additional Amounts”) as may be necessary in order that the net amounts receivable by Noteholders, as the case may be, after such withholding or deduction shall equal the respective amounts of principal or interest which would have been receivable in respect of the Notes, as the case may be, in the absence of such withholding or deduction; except that no such Canadian Additional Amount shall be payable with respect to any Note presented for payment:

SCHEDULE 4-25

(i)	by or on behalf of a Noteholder who is liable for such taxes or duties in respect of such Note by reason of having some connection with Canada other than the mere holding or use outside Canada, or ownership as a non-resident of Canada, of such Note;

(ii)	more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amount on presenting the same for payment on or before such thirtieth day;

(iii)	by or on behalf of a Noteholder with whom HCFI is not dealing at arm’s length within the meaning of the Income Tax Act (Canada);

(iv)	by or on behalf of a Noteholder who is subject to any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the EU Savings Directive or any law implementing, complying with or introduced in order to conform to the EU Savings Directive or any arrangements entered into between the Member States and certain other third countries and territories in connection with the EU Savings Directive;

(v)	by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent where such payment can be made without such withholding or deduction by such Paying Agent; or

(vi)	in the case of any combination of the above.

Notwithstanding anything to the contrary in this Condition 8(b), none of HCFI, any paying agent or any other person shall be required to pay additional amounts with respect to any withholding or deduction imposed on or in respect of any Note pursuant to FATCA, the laws of Canada implementing FATCA, or any agreement between HCFI and the United States or any authority thereof entered into for FATCA purposes.

For the purposes of this paragraph (b), the “Relevant Date” means:

(A)	the date on which such payment first becomes due; or

(B)	if the full amount of the moneys payable has not been received by the Agent on or prior to such due date, the date on which the full amount of such moneys having been so received, notice to that effect shall have been given to the Noteholders in accordance with Condition 13 (Notices).

9.	Prescription

The Notes will become void unless presented for payment within a period of five years after the date on which payment therefor first becomes due or if the full amount of the moneys payable

SCHEDULE 4-26

has not been duly received by the Agent on or prior to such due date, five years after the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13 (Notices) (the “Relevant Date”).

10.	Events of Default

If any one or more of the following events (each, an “Event of Default”) shall have occurred and be continuing:

(a)	default is made for more than seven days in the payment of any amount in respect of any of the Notes when and as the same ought to be paid in accordance with these Conditions;

(b)	default is made in the performance or observance by the Issuer of any other obligation under the Notes and such default continues for a period of 60 days after written notification requiring such default to be remedied has been given to the Issuer and the Agent by the holders of at least 25 per cent. in aggregate nominal amount of all Notes outstanding;

(c)	there is an acceleration of, or failure to pay when due and payable, any indebtedness for money borrowed of the Issuer exceeding U.S.$10,000,000 and such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof has first been given to the Issuer and the Agent by the holders of not less than 10 per cent. in aggregate nominal amount of Notes then outstanding;

(d)	a resolution is passed or an order of a court of competent jurisdiction is made that any of the Issuer or the Parent (each of the foregoing referred to in this Condition 10 (Events of Default) as a “Relevant Party”) be liquidated, wound up or dissolved otherwise than for the purposes of or pursuant to a consolidation, amalgamation, merger or reorganisation, either the terms whereof have previously been approved by an Extraordinary Resolution of the Noteholders or under which the continuing entity effectively assumes the entire obligations of the Issuer;

(e)	possession is taken on behalf of an encumbrancer or a receiver is appointed of the whole or a material part of the assets of any Relevant Party;

(f)	a distress, execution or seizure before judgment is levied or enforced upon or carried out against a part of the property of any Relevant Party which is material in its effect upon the operations of any Relevant Party and is not discharged within 30 days thereof;

(g)	any Relevant Party stops payment (within the meaning of any applicable bankruptcy law) or (otherwise than for the purposes of such consolidation, amalgamation, merger or reorganisation as is referred to in paragraph (d) above) ceases or through an official action of the Board of Directors of any Relevant Party threatens to cease to carry on business or is unable to pay its debts as and when they fall due;

(h)	proceedings shall have been initiated against any Relevant Party under any applicable bankruptcy, reorganisation or insolvency law and such proceedings shall not have been discharged or stayed within a period of 60 days;

SCHEDULE 4-27

(i)	any Relevant Party shall initiate or consent to proceedings relating to itself under any applicable bankruptcy, reorganisation or insolvency law or make a conveyance or assignment for the benefit of, or enter into any composition with, its creditors in general;

(j)	the Parent’s obligations in relation to the AHFC Support Agreement or the HCFI Support Agreement are or become invalid, voidable or unenforceable in any respect for any reason whatsoever or the Parent shall fail to meet its obligations under the AHFC Support Agreement or the HCFI Support Agreement and such failure shall continue for a period of 30 days;

(k)	the AHFC Support Agreement or the HCFI Support Agreement shall be amended, modified or terminated except as provided in such agreement; or

(l)	AHFC ceases to be at least 80 per cent. owned and controlled, directly or indirectly, by the Parent, or HCFI ceases to be at least 80 per cent. owned and controlled, directly or indirectly, by the Parent;

then any Noteholder may, by written notice to the Issuer at the specified office of the Agent, effective 14 days after the date of receipt thereof by the Agent, declare the nominal amount of, and all interest then accrued on, the Note held by such Noteholder to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind unless such Event of Default shall be cured within 14 days after such written notice is received by it.

For the purpose of paragraph (c) above, any indebtedness which is in a currency other than U.S. Dollars shall be translated into U.S. Dollars at the “spot” rate for the sale of the U.S. Dollars against the purchase of the relevant currency as quoted by the Agent on the calendar day in London corresponding to the calendar day on which such premature repayment becomes due or, as the case may be, such default occurs (or, if for any reason such a rate is not available on that day, on the earliest possible date thereafter).

If any Note shall become so repayable, it shall be repaid at its Early Redemption Amount together, if appropriate, with accrued interest thereon, such interest to accrue and be paid in accordance with Condition 5 (Interest).

11.	Replacement of Notes and Note Certificates

Should any Note or Note Certificate be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent in London (or such other place outside the United States as may be notified to Noteholders) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Note Certificates must be surrendered before replacements will be issued.

12.	Agent and Paying Agents and Registrar

The names of the initial Agent, the other initial Paying Agents and the initial Registrar and their respective initial specified offices are set out below.

SCHEDULE 4-28

The Issuer is entitled to vary or terminate the appointment of any Paying Agent or Registrar and/or appoint additional or other Paying Agents or Registrars and/or approve any change in the specified office through which any Paying Agent or Registrar acts, provided that:

(a)	so long as the Notes of the Issuer are listed on or by any stock exchange or other relevant authority and until the Notes are redeemed, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(b)	there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(c)	there will at all times be an Agent and a Registrar; and

(d)	the Issuer will maintain a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to the EU Savings Directive or any law implementing or complying with, or introduced in order to conform to, the EU Savings Directive or any arrangements entered into between the Member States and certain other third countries and territories in connection with the EU Savings Directive.

13.	Notices

All notices regarding the Notes will be deemed to be validly given:

(a)	if, in respect of notices to holders of Definitive Notes represented by Note Certificates, posted to them at their respective addresses in the Register, in which case such notices will be deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing; or

(b)	if, in respect of any Notes that are admitted to trading on the regulated market of and listed on the official list of the Luxembourg Stock Exchange, published in a daily newspaper of general circulation in Luxembourg and/or on the website of the Luxembourg Stock Exchange (www.bourse.lu), in which case such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

Until such time as any Note Certificates are issued, there may, so long as any Global Note(s) is or are held in its or their entirety on behalf of Euroclear and Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes. If required by the rules and regulations of the Luxembourg Stock Exchange or at the request of the Luxembourg Stock Exchange, any such notice shall also be published in the Luxemburger Wort or on the internet site of the Luxembourg Stock Exchange or such other publication as shall be so required. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg.

SCHEDULE 4-29

Notices to be given by any holder of the Notes shall be in writing and given by lodging the same, together with the Definitive Notes, the relative Note Certificate, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14.	Meetings of Noteholders, Modification and Waiver

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes or certain provisions of the Agency Agreement. Such a meeting may be convened by the Issuer or Noteholders holding not less than 25 per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting.

The Agent and the Issuer may agree, without the consent of the Noteholders to:

(a)	any modification (except as mentioned above) of the Agency Agreement for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained in the Agency Agreement or in any manner which the parties may mutually deem necessary or desirable and which shall not in the opinion of the Issuer be materially prejudicial to the interests of the Noteholders; or

(b)	any modification of the Notes which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law of the jurisdiction in which the Issuer is incorporated.

The Issuer may agree, without the consent of the Agent or the Noteholders to:

(a)	take any action necessary or helpful to prevent the Notes from becoming subject to any withholding or other taxes or assessments; or

(b)	allow AHFC to comply with FATCA or any rules or regulations promulgated thereunder (including imposing withholding taxes upon Noteholders who fail to deliver the Noteholder FATCA Information and the Noteholder Tax Identification Information).

SCHEDULE 4-30

Any such modification shall be binding on the Noteholders and any such modification shall be notified to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.

15.	Further Issues

The Issuer shall be at liberty, from time to time without the consent of the Noteholders to create and issue further Notes having terms and conditions the same as the Notes of a Series or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes of that Series.

16.	Governing Law and Submission to Jurisdiction

The Agency Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, United States of America, applicable to agreements made and to be performed in such State, without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

The Issuer submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan, New York City and of the courts of England solely for the purpose of any legal action or proceeding brought to enforce its obligations hereunder or under any Note. As long as any Note remains outstanding, the Issuer shall either maintain an office or have an authorised agent in New York City, and in London, upon whom process may be served in any such legal action or proceeding. Service of process upon the Issuer at its office or upon such agents with written notice of such service mailed or delivered to the Issuer shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Issuer in any such legal action or proceeding. The Issuer appoints CT Corporation System, presently situated at 111 Eighth Avenue, New York, New York 10011, United States and Law Debenture Corporate Services Limited, presently situated at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, as its agents for such purposes and covenants and agrees that service of process in any legal action or proceeding may be made upon it at its office, or upon its agent if such agent is appointed in New York City or in London, as the case may be.

SCHEDULE 4-31

SCHEDULE 5

Form of Certificate Confirming Beneficial Ownership to be Presented by Euroclear or

Clearstream Luxembourg

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

EURO MEDIUM TERM NOTES DUE [YEAR OF MATURITY DATE/ REDEMPTION MONTH]

Series No. [            ]

Tranche No. [            ]

(the “Securities”)

[The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom]

[American Honda Finance Corporation]

Based solely on certifications we have received in writing, by facsimile or by electronic mail from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Amended and Restated Agency Agreement, dated as of August 27, 2012, the principal amount of the above-captioned Securities is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, other entities created or organised in or under the laws of the United States or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”).

The Securities are of the category contemplated in Rule 903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing from our member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”), certifications with respect to such portion, substantially to the effect as required under our withholding agreement with the U.S. Internal Revenue Service.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

SCHEDULE 5-1

As used herein, the “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We will retain all certifications received from Member Organisations for the period specified under our withholding agreement with the U.S. Internal Revenue Service.

We understand that this certification is required in connection with certain securities laws of the United States. Accordingly, under penalties of perjury, we declare that we have examined the information contained in this statement and to the best of our knowledge and belief it is true, correct and complete.

Dated                     ,             1

Yours faithfully,

[Euroclear Bank SA/NV]

or

[Clearstream Banking, société anonyme]

By:

[1]	To be dated no earlier than the Exchange Date.

SCHEDULE 5-2

SCHEDULE 6

Form of Certificate of Beneficial Owner

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

EURO MEDIUM TERM NOTES DUE [YEAR OF MATURITY DATE/ REDEMPTION MONTH]

Series No. [            ]

Tranche No. [            ]

(the “Securities”)

Euroclear Bank SA/NV1

Clearstream Banking, société anonyme2

[American Honda Finance]

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, other entities created or organised in or under the laws of the United States or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”).

The Securities are of the category contemplated in Rule 903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify that, except as set forth below, in the case of debt securities the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchase the Securities in transactions which did not require registration under the Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

[1]	Delete inappropriate reference.
[2]	Delete inappropriate reference.

SCHEDULE 6-1

This certification excepts and does not relate to [            ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated                     ,             3

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certification relates.

[3]	To be dated no earlier than the fifteenth day prior to the Exchange Date.

SCHEDULE 6-2

SCHEDULE 7

Provision for Meetings of Noteholders

1.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	“block voting instruction” means an English language document issued by the Registrar, for Holders of Notes, and dated which:

(A)	relates to a specified nominal amount of Notes and a meeting (or adjourned meeting) of the holders of the Series of which those Notes form part;

(B)	states that the Registrar has been instructed (either by the holders of the Notes or by a relevant clearing system) to attend the meeting and procure that the votes attributable to the Notes are cast at the meeting in accordance with the instructions given;

(C)	identifies with regard to each resolution to be proposed at the meeting the nominal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast in favour of the resolution and the nominal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast against the resolution; and

(D)	states that one or more named persons (each a “proxy”) is or are authorised and instructed by the Registrar to cast the votes attributable to the Notes identified in accordance with the instructions referred to in (C) above as set out in the block voting instruction;

(ii)	“relevant clearing system” means, in respect of any Notes represented by a Global Note, any clearing system on behalf of which the Global Note is held whether alone or jointly with any other clearing system(s);

(iii)	“form of proxy” means, in relation to any meeting, a document in the English language available from the Registrar signed by a holder of Notes or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder (each a “proxy”);

(v)	“24 hours” means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the meeting of the Holders of Notes is to be held and where the Registrar has its specified office, (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of a day on which banks are open for business in all of the place where the Registrar has its specified office; and

SCHEDULE 7-1

(vi)	“48 hours” means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the meeting of the Holders of Notes is to be held and where the Registrar has its specified office, (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on which banks are open for business in all of the places where the Paying Agents have their specified offices.

(vii)	References in this Schedule to the Notes are to the relevant Series of Notes in respect of which the meeting is, or is proposed to be, convened, and references to “Noteholder” or “Noteholders” shall be construed accordingly.

(viii)	For the purposes of calculating a period of calendar days, no account shall be taken of the day on which a period commences or the day on which a period ends.

2.	The following persons (each an “Eligible Person”) are entitled to attend and vote at a meeting of the holders of Notes:

(a)	a proxy specified in any block voting instruction; and

(b)	any proxy appointed under a form of proxy.

A Noteholder may, require the issue by the Registrar of a form of proxy and block voting instructions in accordance with the terms of clauses 6 to 7 below.

For the purposes of clauses 4 and 6 below, the Registrar shall be entitled to rely, without further enquiry, on any information or instructions received from a relevant clearing system and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability caused by its reliance on those instructions, nor for any failure by a relevant clearing system to deliver information or instructions to the Registrar, as applicable.

The proxies named in any block voting instruction or form of proxy shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Notes to which the block voting instruction or form of proxy relates, and the Registrar shall be deemed for those purposes not to be the holder of those Notes.

3. (a)

A holder of a Global Note (not being a Note in respect of which a form of proxy has been issued) may require the Registrar to issue a block voting instruction in respect of the Note by first instructing the relevant clearing system to procure that the votes attributable to the holder’s Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the relevant clearing system then in effect. Subject to receipt by the Registrar, no later than 24 hours before the time for which the meeting is convened, of (i) instructions from

SCHEDULE 7-2

the relevant clearing system, (ii) notification of the nominal amount of the Notes in respect of which instructions have been given and (iii) the manner in which the votes attributable to the Notes should be cast, the Registrar shall, without any obligation to make further enquiry, attend the meeting and cast votes in accordance with those instructions.

(b)	Each block voting instruction shall be deposited at the place specified by the Registrar, for such purpose not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote, and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall (if so requested by the relevant Issuer) be deposited with that Issuer before the start of the meeting or adjourned meeting but the relevant Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxies named in the block voting instruction.

(c)	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the instructions of the relevant Noteholder or the relevant clearing system (as the case may be) pursuant to which it was executed provided that no indication in writing of any revocation or amendment has been received from the Registrar by the relevant Issuer at its registered office by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

4.	A holder of a Note (not being a Note in respect of which block voting instruction has been issued) may obtain an uncompleted and unexecuted form of proxy from the Registrar at any time.

In the case of Global Notes those persons shown in the records of the relevant clearing system as the holders of a particular amount of Notes (“Accountholders” and each an “Accountholder”) wishing to obtain a form of proxy from the Registrar should:

(a)	arrange (to the satisfaction of the Registrar) for the Notes to be blocked in an account with the clearing system, in accordance with the usual practices thereof; and

(b)	instruct the Registrar to issue a form of proxy to the Accountholder with respect to such blocked Notes.

A form of proxy shall be deposited at the specified office of the Registrar, or some other place approved by the Registrar, at least 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the form of proxy propose to vote, and in default the form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting

SCHEDULE 7-3

proceeds to business. A notarially certified copy of each form of proxy shall (if so requested by the relevant Issuer) be deposited with that Issuer before the start of the meeting or adjourned meeting but the relevant Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxies named in the form of proxy.

Any vote given in accordance with the terms of a form of proxy shall be valid notwithstanding the previous revocation or amendment of the form of proxy or of any of the instructions of the relevant Noteholder or the relevant clearing system (as the case may be) pursuant to which it was executed provided that no indication in writing of any revocation or amendment has been received from the Registrar by the relevant Issuer at its registered office by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the form of proxy is to be used.

5.	The relevant Issuer may at any time and, upon a requisition in writing of Noteholders holding not less than 25% in principal amount of the Notes for the time being Outstanding, shall convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Whenever the relevant Issuer is about to convene any such meeting it shall forthwith give notice in writing to the Agent, the Registrar and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Registrar may approve.

6.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 15. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements as to the manner in which Noteholders may arrange for block voting instructions to be issued and, if applicable, appoint proxies or representatives. A copy of the notice shall be sent by post to the relevant Issuer (unless the meeting is convened by the relevant Issuer).

7.	Any person (who may but need not be a Noteholder) nominated in writing by the relevant Issuer shall be entitled to the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

8.

At any such meeting one or more persons present holding Notes or being proxies and holding or representing in the aggregate not less than five per cent. in principal amount of the Notes shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an

SCHEDULE 7-4

Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or being proxies and holding or representing in the aggregate a majority in principal amount of the Notes for the time being Outstanding, provided that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by an Extraordinary Resolution) namely:

(i)	modification of the Maturity Date or, as the case may be, Redemption Month of the Notes or reduction or cancellation of the principal amount payable upon maturity; or

(ii)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes (whether payable under the Notes) or variation of the method of calculating the Rate of Interest in respect of the Notes; or

(iii)	reduction of any Minimum Interest Rate and/or Maximum Interest Rate specified in the applicable Final Terms of any Floating Rate Note; or

(iv)	modification of the currency in which payment under the Notes are to be made; or

(v)	modification of the majority required to pass an Extraordinary Resolution; or

(vi)	the sanctioning of any such scheme or proposal as is described in paragraph 22(f) below; or

(vii)	alternation of this proviso or the proviso to paragraph 12 below;

the quorum shall be one or more persons present holding Notes or being proxies and holding or representing in the aggregate not less than two thirds in principal amount of the Notes for the time being Outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes whether or not they are present at the meeting.

9.	If within 15 minutes after the time appointed for any such meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Registrar) and at such adjourned meeting one or more persons present holding Notes or being proxies (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present, provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 11 above, the quorum shall be one or more persons present holding Notes or being proxies and holding or representing in the aggregate not less than one-third in principal amount of the Notes for the time being Outstanding.

SCHEDULE 7-5

10.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 9 above and such notice shall (except in cases where the proviso to paragraph 12 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or being proxies at the adjournment meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

11.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy.

12.	At any meeting, unless a poll is (before or on the declaration of the results of the show of hands) demanded by the Chairman or the relevant Issuer or by one or more persons present holding Notes or being proxies and holding or representing in the aggregate not less than 2% in principal amount of the Notes for the time being Outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.	Subject to paragraph 18 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the asking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

15.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.

Any director or officer of the relevant Issuer and its legal and other professional advisers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “Outstanding” in Clause 1.2 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any

SCHEDULE 7-6

meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or is a proxy. Neither the relevant Issuer, nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the relevant Issuer.

17.	Subject as provided in paragraph 19 above at any meeting:

(A)	on a show of hands every person who is present in person and produces a Note or is a proxy shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of:

(i)	in the case of a meeting of the holders of Notes all of which are denominated in a single currency, each minimum integral amount of such currency; and

(ii)	in the case of a meeting of the holders of Notes denominated in more than one currency, each U.S.$1.00 or, in the case of a Note denominated in a currency other than U.S. Dollars, the equivalent of U.S.$1.00 in such currency at the Registrar’s spot buying rate for the relevant currency against U.S. Dollars at or about 11.00 a.m. (London time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which such meeting is an adjournment), or the Registrar shall in its absolute discretion stipulate in principal amount of Notes so produced or in respect of which he is a proxy.

Without prejudice to the obligation of the proxies named in any block voting instructions or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.	The proxies named in any block voting instruction or form of proxy need not be Noteholders.

19.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 11 and 12 above) only namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the relevant Issuer and the Noteholders

(b)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders against the relevant Issuer or against any of its property whether such rights shall arise under this Agreement or the Notes.

SCHEDULE 7-7

(c)	Power to assent to any modification of the provisions contained in this Agreement, the Conditions or the Notes which shall be proposed by the relevant Issuer.

(d)	Power to give any authority or sanction which under the provisions of this Agreement or the Notes is required to be given by Extraordinary Resolution.

(e)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interest of the Noteholders and to confer upon such committee or committees any powers or descriptions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(g)	Power to approve the substitution of any entity in place of the relevant Issuer (or any previous substitute) as the principal debtor in respect of the Notes.

20.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Agreement shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 15 by the relevant Issuer within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate such resolution.

21.	The expression “Extraordinary Resolution” when used in this Agreement or the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 75% of the persons voting thereat upon a show of hands or if a poll be duly demanded than by a majority consisting of not less than 75% of the votes given on such poll.

22.	Minutes of all resolutions and proceedings at every such meeting aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

SCHEDULE 7-8

23.	A resolution in writing signed by or on behalf of all the Noteholders shall be as valid and effectual as an Extraordinary Resolution passed at a meeting of such holders duly convened and held in accordance with the provisions herein contained.

24.	Subject to all to the provisions contained herein the Agent or the Registrar, as applicable, may without the consent of the relevant Issuer or the Noteholders prescribe such further regulations regarding the requisition and/or the holding of meetings of Noteholders and attendance and voting thereat as the Agent or the Registrar, as applicable, may in its sole discretion think fit.

SCHEDULE 7-9

SCHEDULE 8

Form of Put Notice

[AMERICAN HONDA FINANCE CORPORATION]

[HONDA CANADA FINANCE INC.]

EURO MEDIUM TERM NOTES DUE

[Year of Maturity Date/Redemption Month]

Series No. [            ]

Tranche No. [            ]

By depositing this duly completed Notice with the Registrar for the Notes of the above Series (the “Notes”) the undersigned holder of such of the Notes [as are surrendered/ in respect of which an authority to Euroclear or Clearstream Luxembourg is delivered] with this Notice and referred to below irrevocably exercises its options to have such Notes redeemed on [            ] under Condition 7(e) of the Notes.

The Notice relates to Notes in the aggregate principal amount of                                                 .:

If the Notes or authority referred to above are to be returned to the undersigned under Clause 10.4 of the Agency Agreement, they should be returned by post to:

Payment Instructions

Please make payment in respect of the above-mentioned Notes as follows:

(a)	by [specify currency] check drawn on a bank in the place of payment determined in accordance with Condition 6(a) mailed to the above address.

(b)	by transfer to the following [specify currency] account in the place of payment determined in accordance with Condition 6(a):

Bank:

Branch Address:

SCHEDULE 8-1

Branch Code:

Account Number:

Signature of holder:

[To be completed by recipient Paying Agent or, in the case of Notes, the Registrar]

Received by:

[Signature and stamp of Paying Agent or Registrar, as applicable]

At its office at:

On:

Notes

(1)	The Agency Agreement provides that Notes or authorities so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Paying Agent or Registrar, as applicable.

(2)	This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3)	The Registrar with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent or Registrar in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or Registrar or its directors, officers or employees.

SCHEDULE 8-2

SCHEDULE 9

Calculation Agency Agreement

in respect of a U.S.$11,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on                     , 20         BETWEEN:

(1)	AMERICAN HONDA FINANCE CORPORATION (“AHFC”);

(2)	HONDA CANADA FINANCE INC. (“HCFI”, and together with AHFC, the “Issuers”);

(3)	(the “Calculation Agent”, which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

(A)	The Issuers have entered into an Amended and Restated Programme Agreement with the Dealers named therein dated as of August 27, 2012, under which the Issuers may issue Euro Medium Term Notes (the “Notes”) with an aggregate principal amount of up to U.S.$11,000,000,000 (or its equivalent in other currencies).

(B)	The Notes will be issued subject to and with the benefit of an Amended and Restated Agency Agreement (the “Agency Agreement”) dated as of August 27, 2012 and entered into between, inter alia, the Issuers, The Bank of New York Mellon as Agent (the “Agent” which expression shall include its successor or successors for the time being under the Agency Agreement) and The Bank of New York Mellon (Luxembourg) S.A. as Paying Agent.

NOW IT IS HEREBY AGREED that:

1.	Appointment of the Calculation Agent

The Issuers hereby appoint                          as Calculation Agent in respect of each Series of Notes described in the Schedule hereto (the “Relevant Notes”) for the purposes set out in Clause 2 below, all upon the provisions hereinafter set out. The agreement of the parties hereto that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.

2.	Duties of Calculation Agent

The Calculation agent shall in relation to each Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the “Conditions”) including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes.

SCHEDULE 9-1

3.	Expenses

Save as provided in Clause 4 below, the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

4.	Indemnity

(1)	The Issuers shall, jointly and severally, indemnify and keep indemnified the Calculation Agent against any losses, liabilities, costs, claims, actions or demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees, or the breach by it of the terms of this Agreement.

(2)	The Calculation Agent shall indemnify each Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which either Issuer may incur or which may be made against either Issuer as a result of the Calculation Agent’s default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

5.	Conditions of Appointment

(1)	In acting hereunder and in connection with the Relevant Notes the Calculation Agent shall not act as agent of the Issuers and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes.

(2)	In relation to each issue of Relevant Notes the Calculation Agent hereby undertakes to the Issuers to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent independent party in comparable circumstances.

(3)	The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(4)

The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from either Issuer or any notice, resolution, direction, consent,

SCHEDULE 9-2

certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from either Issuer.

(5)	The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with either Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of either Issuer as freely as if the Calculation Agent were not appointed hereunder.

6.	Termination of Appointment

(1)	The Issuers may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes are Outstanding:

(a)	such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes; and

(b)	notice shall be given in accordance with Condition 14 to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

(2)	Notwithstanding the provisions of sub-clause (1) above, if at any time:

(a)	the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all of any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)	the Calculation Agent fails duly to perform any function or duty imposed upon it by the Conditions and this Agreement, the Issuers may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 14 as soon as practicable thereafter.

(3)	The termination of the appointment pursuant to sub-clause (1) or (2) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

SCHEDULE 9-3

(4)	The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer at least 90 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuers shall promptly give notice thereof to the holders of the Relevant Notes in accordance with Condition 14.

(5)	Notwithstanding the provisions of sub-clauses (1), (2) and (4) above, so long as any of the Relevant Notes is Outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuers or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuers agree with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under sub-clause (1) or (4) above, the Issuers have not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuers, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing.

(6)	Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the Calculation Agent hereunder.

(7)	If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuers or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(8)	Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuers, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuers and the Agent.

SCHEDULE 9-4

7.	Communications

Any notice or communication given hereunder shall be sufficiently given or served:

(1)	if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at the time of receipt; or

(2)	if sent by facsimile to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission when an acknowledgement of receipt is received.

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

8.	Descriptive Headings and Counterparts

(1)	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(2)	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

9.	Governing Law and Jurisdiction

(1)	This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

(2)	The Issuers and the Calculation Agent each hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State Court sitting in New York City, the Borough of Manhattan, and of the courts of England over any suit, action or proceeding arising out of or related to this Agreement (together, the “Proceedings”). The Issuers and the Calculation Agent each irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Issuers and the Calculation Agent each agrees that final judgment in the Proceedings brought in such a case may be, and may be enforced in any court of the jurisdiction to which the Issuers or the Calculation Agent is subject by a suit upon such judgment, provided that the service of process is effected upon the relevant Issuer and the Calculation Agent in the manner specified in subsection (3) below or as otherwise permitted by law.

SCHEDULE 9-5

(3)	As long as any of this Agreement remains in effect, the Issuers shall at all times either maintain an office or have an authorised agent in New York City and in London upon whom process may be served in the Proceedings. Service of process upon either it or at its offices or upon such agent with written notice of such service mailed or delivered to the relevant Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon such Issuer in the Proceedings. The Issuers hereby appoint CT Corporation System, presently situated at 111 Eighth Avenue, New York, NY 10011, and the London office of Law Debenture Corporate Services Limited, presently situated at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, as their agents for such purposes, and covenants and agrees that service of process in the Proceedings may be made upon either Issuer at its office or at the specified offices of such agents (or such other addresses or at the offices of any other authorised agents which the Issuers may designate by written notice to the Calculation Agent) and prior to any termination of such agencies for any reason, it will so appoint a successor thereto as agent hereunder.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

AMERICAN HONDA FINANCE CORPORATION

20800 Madrona Avenue

Torrance, California 90503

USA

Telephone: +1 310 972 2500

Telefax: +1 310 972 2415

Attention: Manager, Treasury Department

By:

HONDA CANADA FINANCE INC.

180 Honda Blvd.

Suite 200

Markham, Ontario L6C 0H9

Canada

Telephone: +1 905 888 4188

Telefax: +1 905 888 4186

Attention: Vice President and Treasurer

By:

[Name and address of Calculation Agent]

Telex No:

Telecopier No:

SCHEDULE 9-6

Attention:

By:

SCHEDULE 9-7

SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series Number	Issue Date	Maturity Date	Title and Principal Amount	Annotation by Calculation Agent/Issuer

SCHEDULE 9-8

SCHEDULE 10

Additional Duties of the Registrar

In relation to each Series of Notes that are NSS Notes, the Registrar will comply with the following provisions:

(a)	The Registrar will inform each of the ICSDs, through the CSP, of the initial IOA for each Tranche on or prior to the relevant Issue Date.

(b)	If any event occurs that requires a mark up or mark down in the Register of the Noteholders’ interests in the Notes, the Registrar will (to the extent actually reflected in the Register) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the records of the ICSDs reflecting the IOA of the Notes remains at all times accurate.

(c)	The Registrar will, at least once each calendar month, reconcile its records of the IOA of the Notes (as reflected in the Register) with information received from the ICSDs (through the CSP) with respect to the records maintained by the ICSDs reflecting the IOA for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

(d)	The Registrar will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records of the ICSDs reflecting the IOA of the Notes.

(e)	The Registrar will promptly provide to the ICSDs (through the CSP) details of all amounts paid by any Paying Agent under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

(f)	The Registrar will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

SCHEDULE 10-1

SCHEDULE 11

Regulations Concerning Transfers and Registration of Notes

1.	The Notes are in the denomination as specified in the relevant Final Terms. Notes may only be held in holdings in the aggregate principal amount of the Specified Denomination (as defined in the Final Terms) and integral multiples specified in the Final Terms in excess thereof (each, an “Authorised Holding”).

2	Subject to paragraph 4 and paragraph 11 below, Notes may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal, must be delivered with the form of transfer. In this schedule, “transferor” shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3	The Global Notes or the Definitive Notes issued in respect of the Notes to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the specified office of the Registrar, and together with such evidence as the Registrar may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer of a Note shall conform to any list of duly authorised specimen signatures supplied by the holder of such Note or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar may require.

4.	No Noteholder may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of such Note.

5.	No Noteholder which has executed a Form of Proxy in relation to a Meeting of holders of Notes may require the transfer of a Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

6.	The executors or administrators of a deceased holder of a Note (not being one of several joint holders) and, in the case of the death of one or more of several joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Issuers as having any title to such Note.

7.	Any person becoming entitled to any Notes in consequence of the death or bankruptcy of the holder of such Notes may, upon producing such evidence that he holds the position in

SCHEDULE 11-1

respect of which he proposes to act under this paragraph or of his title as the Registrar may require (including legal opinions), become registered himself as the holder of such Notes or, subject to the provisions of these Regulations, the Notes and the Conditions as to transfer, may transfer such Notes. Each of the Issuers, the Registrar, the Agent and the Paying Agents shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

8.	Except as otherwise permitted under the terms of the Agency Agreement, the holder of any Definitive Notes shall be entitled to receive only one Note Certificate in respect of his entire holding.

9.	Except as otherwise permitted under the terms of the Agency Agreement, the joint holders of any Definitive Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.

10.	Where there is more than one transferee (to hold other than as joint holders), separate forms of transfer (obtainable from the specified office of the Registrar) must be completed in respect of each new holding.

11.	A holder of Notes may transfer all or part only of his holding of Notes provided that both the principal amount of Notes transferred and the principal amount of the balance not transferred are an Authorised Holding. Where a holder of Definitive Notes has transferred part only of his holding of Notes, a new Note Certificate in respect of the balance of such holding will be delivered to him.

12.	Each of the Issuers and the Registrar shall, save in the case of the issue of replacement Note Certificates pursuant to Condition 11 (Replacement of Notes), make no charge to the holders for the registration of any holding of Notes or any transfer thereof or for the issue of any Notes or for the delivery thereof at the specified office of the Registrar or by uninsured post to the address specified by the holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the holder or the transferee thereof as the Registrar may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13.	Provided a transfer of a Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note(s) transferred are presented to the Registrar in accordance with the Agency Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of the Registrar arising, the Registrar will, within five business days of the request for transfer being duly made, deliver at its specified office to the transferee or dispatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Definitive Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar has its specified office.

SCHEDULE 11-2